Exhibit 15(c)

                                 [LOGO] ZARLINK
                                        SEMICONDUCTOR

Dear Shareholder:

Your Board of Directors and management of Zarlink Semiconductor Inc. cordially invite you to attend the Company's 2008 Annual and Special Meeting of Shareholders. The meeting will take place at the head offices of the Company, 400 March Road, Ottawa, Ontario, Canada, at 10:30 a.m. on Wednesday, July 23, 2008. Related to this, you will find enclosed the Company's annual report, notice of meeting, management proxy circular and YELLOW form of proxy for the meeting.

It is important that all shareholders be represented at the meeting. If you are unable to attend, please take a moment to complete, date and sign the enclosed YELLOW form of proxy, and return it as instructed, or follow the instructions included with the form of proxy to vote by telephone or over the Internet.

Please refer to my Chairman's letter and the President's letter in the annual report for our detailed comments on the state of the Company's business.

We look forward to seeing you at the meeting.

Yours truly,

/s/ Henry Simon
------------------------
Dr. Henry Simon
Chairperson of the Board

Your vote is extremely important. Submit your YELLOW proxy today.

                                 [LOGO] ZARLINK
                                        SEMICONDUCTOR

              Notice of Annual and Special Meeting of Shareholders

      Notice is hereby given that the Annual and Special Meeting of Shareholders of Zarlink Semiconductor Inc. (the "Company") will be held at the head offices of the Company, 400 March Road, Ottawa, Ontario, Canada, on Wednesday, July 23, 2008, at 10:30 a.m. (the "Meeting"), for the following purposes:

1. to receive the consolidated financial statements of Zarlink Semiconductor Inc. prepared in accordance with United States generally accepted accounting principles for the fiscal year ended March 28, 2008 and the Auditors' Report thereon;

2.    to elect directors;

3.    to appoint auditors;

4. to consider and, if deemed advisable, to adopt, with or without amendments, an ordinary resolution approving an amendment to By-Law No. 16 of the Company to make the Company eligible for direct registration of its common shares, as required by the New York Stock Exchange;

5.    to  consider  and,  if  deemed  advisable,   to  adopt,  with  or  without
      amendments, a special resolution to reduce the stated capital account maintained in respect of the Company's common shares from US$479,000,000 to US$149,000,000; and

6. to transact such further or other business as may properly come before the meeting or any adjournment or adjournments thereof.

      A management proxy circular (the "Circular") providing additional information relating to the matters to be dealt with at the Meeting and a YELLOW form of proxy (the "Form of Proxy") prepared in respect of the Meeting accompany this notice.

      In order to be represented by proxy at the Meeting, registered shareholders of the Company must complete, date and sign the Form of Proxy, or other appropriate form of proxy and, in either case, (i) deliver the completed proxy to the Company's transfer agent, Computershare Investor Services Inc., 100 University Avenue, 9th Floor, Toronto, Ontario, Canada M5J 2Y1 in the addressed prepaid envelope enclosed; or (ii) submit the completed proxy to Computershare Investor Services Inc., facsimile number (416) 263-9524 or 1-866-249-7775, by no later than 10:30 a.m. on Monday, July 21, 2008 or, if such meeting is adjourned, at the latest 48 hours prior to the adjourned meeting, excluding Saturdays, Sundays and statutory holidays. Registered shareholders of the Company may also vote by telephone or over the Internet. Instructions on how to vote by telephone or over the Internet are provided in the Circular and Form of Proxy. Non-registered shareholders of the Company should follow the instructions on how to complete their voting instruction form or form of proxy and vote their shares on the YELLOW forms that they receive or contact their broker, trustee, financial institution or other nominee for instructions.

Ottawa, Ontario, June 4, 2008.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              /s/ Donald G. McIntyre
                                              ----------------------
                                              Donald G. McIntyre
                                              Corporate Secretary

                            MANAGEMENT PROXY CIRCULAR

                                TABLE OF CONTENTS

MANAGEMENT PROXY CIRCULAR......................................................1

SOLICITATION OF PROXIES........................................................1

VOTING SHARES AND PRINCIPAL HOLDERS THEREOF....................................1

VOTING INFORMATION.............................................................2

CONSOLIDATED FINANCIAL STATEMENTS AND AUDITORS' REPORT.........................5

ELECTION OF DIRECTORS..........................................................6

APPOINTMENT OF AUDITORS.......................................................10

AMENDMENT OF BY-LAWS..........................................................11

REDUCTION OF STATED CAPITAL...................................................11

EXECUTIVE COMPENSATION........................................................13

REPORT ON EXECUTIVE COMPENSATION..............................................20

PERFORMANCE GRAPH.............................................................23

EQUITY COMPENSATION PLAN INFORMATION..........................................26

COMPENSATION OF NON-EMPLOYEE DIRECTORS........................................27

INDEBTEDNESS OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR OFFICERS.............28

DIRECTORS' AND OFFICERS' LIABILITY INSURANCE..................................28

STATEMENT OF CORPORATE GOVERNANCE PRACTICES...................................28

AUDIT COMMITTEE MEMBERS.......................................................30

REPORT OF THE AUDIT COMMITTEE.................................................31

AUDIT AND OTHER FEES..........................................................31

NORMAL COURSE ISSUER BID......................................................32

OTHER MATTERS.................................................................33

ADDITIONAL INFORMATION........................................................33

                                 [LOGO] ZARLINK
                                        SEMICONDUCTOR

MANAGEMENT PROXY CIRCULAR

      This Management Proxy Circular (the "Circular") is furnished in connection with the solicitation of proxies by the Board of Directors and management of Zarlink Semiconductor Inc. (the "Company"), on behalf of the Company, for use at the Annual and Special Meeting (the "Meeting") of the holders of the common shares of the Company (the "Common Shares") to be held on Wednesday, July 23, 2008 at the head offices of the Company, 400 March Road, Ottawa, Ontario, Canada, at 10:30 a.m., and any adjournment thereof, for the purposes set out in the accompanying Notice of Annual and Special Meeting of Shareholders (the "Notice of Meeting").

      Unless otherwise specifically indicated, the information contained in the Circular is given as of May 30, 2008, the record date established for holders of Common Shares to receive notice of and to vote at the Meeting (the "Record Date").

      Minutes of the 2007 Annual and Special Meeting of Shareholders are available for viewing on the Company's website at ir.zarlink.com/corp_gov/.

      All dollar amounts in this Circular are in United States dollars unless otherwise stated.

SOLICITATION OF PROXIES

      The enclosed proxy is being solicited by the management of the Company. The solicitation is being made primarily by mail, but proxies may also be solicited by employees or agents of the Company, personally, in writing, by e-mail or by telephone. The entire cost of the solicitation will be borne by the Company.

VOTING SHARES AND PRINCIPAL HOLDERS THEREOF

      Only the holders of Common Shares of record (the "Shareholders") at the close of business on the Record Date will be entitled to receive notice of the Meeting and to vote at the Meeting. Each Shareholder is entitled to one vote for each Common Share registered in the name of such Shareholder. As at May 30, 2008, there were 127,345,682 Common Shares outstanding.

      The Company shall prepare, no later than 10 days after the Record Date, an alphabetical list of Shareholders entitled to vote at the Meeting that indicates the number of Common Shares held by each Shareholder. The list of Shareholders entitled to vote at the meeting is available for inspection during usual business hours at the office of the Company's transfer agent and registrar, Computershare Investor Services Inc. (the "Transfer Agent"), located at 100 University Avenue, 9th Floor, Toronto, Ontario, Canada, M5J 2Y1.

      To the knowledge of the directors and senior officers of the Company, as of May 30, 2008, no person or corporation owned, directly or indirectly, or exercised control or direction over more than 10% of the outstanding Common Shares. However, the following entities have reported to the U.S. Securities and Exchange Commission ("SEC") ownership of more than 5% of the outstanding Common
Shares:

--------------------------------------------------------------------------------
        Beneficial Owner                     Common Shares          Per Cent
--------------------------------------------------------------------------------
T. Rowe Price Associates, Inc.                10,256,300(1)           8.0%
--------------------------------------------------------------------------------
National Bank Financial                       6,702,835(2)            5.2%
--------------------------------------------------------------------------------
(1) Based on information contained in a Schedule 13G filed with the SEC on February 12, 2008 by T. Rowe Price Associates, Inc. ("Price Associates"), an investment advisor registered under Section 203 of the Investment Advisers Act of 1940. Price Associates has sole power to vote or direct the vote of 1,574,800 Common Shares and the sole power to dispose or direct the disposition of 10,256,300 Common Shares. For purposes of the reporting requirements of the U.S. Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(2) Based on information contained in a Schedule 13D jointly filed on May 16, 2005 by Aquilon Capital Corp., Scott Leckie and Jeffrey Francoz, as updated by National Bank Financial ("NBF") (the successor of Aquilon Capital Corp.) on May 1, 2008, certain managed accounts and an investment partnership managed by Scott Leckie on behalf of NBF beneficially own 6,702,835 Common Shares.

VOTING INFORMATION

Voting by Proxy

      Voting by proxy means that you are giving the person or people named on your form of proxy (proxyholder) the authority to vote your Common Shares for you at the Meeting or any adjournment thereof. A YELLOW form of proxy (the "Form of Proxy") is included in this package.

      You can choose from three different ways to vote your shares by proxy:

      1. by mail or delivery;
      2. by telephone; or
      3. on the Internet.

      A Shareholder has the right to appoint a person, who need not be a Shareholder, other than the persons designated in the Form of Proxy, to attend and act on behalf of the Shareholder at the Meeting. Unless you appoint someone else to be your proxyholder in accordance with the instructions provided herein, the directors or officers who are named on the Form of Proxy will vote your shares for you. If you appoint someone else, he or she must be present at the Meeting to vote your shares.

      If you are voting your shares by proxy, the Transfer Agent must receive your completed form of proxy by no later than 10:30 a.m. on Monday, July 21, 2008 or, if the Meeting is adjourned, at the latest 48 hours prior to the adjourned Meeting.

Registered and Non-Registered (or Beneficial) Shareholders

      You are a registered shareholder if your name appears on your share certificate. You will receive the Form of Proxy if you are a registered shareholder.

      You are a non-registered (or beneficial) shareholder if your bank, trust company, securities broker or other financial institution holds your shares for you (your nominee). If you are a non-registered (or beneficial) shareholder, you will receive a voting instruction form or form of proxy from the Company, the institution that holds your shares or their respective agents.

How to vote -- registered shareholders

      A.    By proxy

      1.    By mail or delivery

      o To vote by mail or delivery, your paper proxy must be completed, signed, dated and returned in accordance with the instructions on the Form of Proxy.

      2.    By telephone

      o To vote by telephone, call the toll-free number shown on the Form of Proxy. Using a touch-tone telephone to select your voting preferences, follow the instructions of the "vote voice" and refer to the directions on the Form of Proxy.

      o Note that voting by telephone is not available if you wish to appoint a person as a proxy holder other than the persons named on the Form of Proxy. In such a case, your proxy should be voted by mail, delivery or the Internet.

      3.    On the Internet

      o To vote your proxy on the Internet, visit the website address as shown on the Form of Proxy. Follow the on-line voting instructions given on the Form of Proxy.

      4. By appointing another person to go to the Meeting and vote your shares for you

      o     This person does not have to be a Shareholder.

      o Strike the names that are printed on the Form of Proxy and write the name of the person you are appointing in the space provided. Complete your voting instructions, date and sign the Form of Proxy, and return it to the Transfer Agent as instructed.

      o Make sure that the person you appoint is aware that he or she has been appointed and attends the Meeting.

      o At the Meeting, the person appointed should see the scrutineers from the Transfer Agent at the registration table.

      B.    In person at the Meeting

      You do not need to complete or return the Form of Proxy.

      You should see a representative of the Transfer Agent before entering the Meeting to register your attendance at the Meeting.

      Voting in person at the Meeting will automatically cancel any proxy you completed and submitted earlier.

How to vote -- non-registered (or beneficial) shareholders

      o These securityholder materials are being sent to both registered and non-registered owners of the Common Shares, either directly by the Company or indirectly through your nominee or your nominee's agent.

      o If you are a non-registered owner of Common Shares and the Company or its agent has sent these materials directly to you, your name and address and information about your holdings of Common Shares have been obtained in accordance with applicable securities regulatory requirements from the intermediary holding Common Shares on your behalf. In such case, the Company (and not the intermediary holding Common Shares on your behalf) assumes responsibility for (i) delivering these materials to you, and (ii) executing your proper voting instructions. Please return your voting instructions as specified in the Form of Proxy.

      o If you have received these materials indirectly through your nominee or your nominee's agent, you will receive the nominee's form of proxy, which is substantially similar to the Form of Proxy, the sole purpose of which is to instruct the registered holder of the Common Shares (i.e. the nominee) how to vote on your behalf (the "Voting Instruction Form").

      A.    By proxy

      o Please contact your nominee or the Company if you did not receive a Voting Instruction Form or the Form of Proxy in this package.

      o In most cases, you will receive a Voting Instruction Form that allows you to provide your voting instructions by telephone, on the Internet or by mail or delivery. If you want to provide your voting instructions on the Internet, go to the website noted on your Voting Instruction Form or Form of Proxy and follow the instructions on the screen.

      o Some Voting Instruction Forms may be required to be completed and returned, as directed in the instructions provided; or have been pre-authorized by your nominee indicating the number of shares to be voted, which is to be completed, dated, signed and returned to the Transfer Agent by mail.

      B.    In person at the Meeting

      o The Transfer Agent does not have access to the names or holdings of our non-registered shareholders. That means you can only vote your shares in person at the Meeting if you appoint yourself proxy holder by printing your name in the space provided on the Voting Instruction Form or Form of Proxy provided to you.

      o     Your vote will be taken and counted at the Meeting.

      o Prior to the Meeting, you should see the scrutineers from the Transfer Agent at the registration table.

Completing the Form of Proxy

      On any ballot that may be called for at the Meeting, the Common Shares represented by the enclosed Form of Proxy will be voted or withheld from voting in accordance with the instructions of the

Shareholder indicated thereon and, where a choice is specified, the Common Shares will be voted accordingly.

      You can choose to vote "For", "Against" or "Withhold", depending on the items listed on the Form of Proxy.

      When you sign the Form of Proxy, you authorize Kirk K. Mandy or Donald G. McIntyre, who are officers of the Company, or the individual that you have named on the Form of Proxy in accordance with the instructions provided herein, to vote or withhold from voting your shares for you at the Meeting according to your instructions on any ballot that may be called for. If you specify a choice on the Form of Proxy with respect to any matter to be acted upon at the Meeting, your shares will be voted accordingly. If you return the Form of Proxy and do not tell us how you want to vote your Common Shares, your vote will be counted:
(i) FOR the election of the nominees for director listed under "Election of Directors"; (ii) FOR the appointment of the auditors named under "Appointment of Auditors"; (iii) FOR the ordinary resolution amending the Company's by-laws; and
(iv) FOR the special resolution to reduce the Company's stated capital account for the Common Shares.

      Your proxy holder will also vote your shares as he sees fit on any amendment or variation to matters identified in the Notice of Meeting or any other matter that may properly come before the Meeting. As of the date of this Circular, management is unaware of any such amendment, variation or other matter proposed or likely to come before the Meeting.

      If you have appointed a person other than Mr. Mandy or Mr. McIntyre to vote your shares and you do not specify how you want your shares voted, your proxy holder will vote your shares as he or she sees fit on each item and on any other matter that may properly come before the Meeting.

      If you are an individual Shareholder, you or your authorized attorney must sign the Form of Proxy. If you are a corporation or other legal entity, an authorized officer or attorney must sign the Form of Proxy.

Changing your vote

      You can revoke a vote you made by proxy by:

      o voting again by telephone or on the Internet by no later than 10:30 a.m. on Monday, July 21, 2008 or, if the Meeting is adjourned, at the latest 48 hours prior to the adjourned Meeting;

      o completing a form of proxy that is dated later than the form of proxy you are changing and mailing it or faxing it to the Transfer Agent or sending a notice to our Secretary, Mr. Donald McIntyre at 400 March Road, Ottawa, Ontario K2K 3H4 so that it is received by no later than 10:30 a.m. on Monday, July 21, 2008 or, if the Meeting is adjourned, at the latest 48 hours prior to the adjourned Meeting;

      o giving a notice in writing to the Chairman of the Meeting, at the Meeting or any adjournment thereof. The notice can be from you or your authorized attorney.

CONSOLIDATED FINANCIAL STATEMENTS AND AUDITORS' REPORT

      The consolidated financial statements of the Company and the auditors' report thereon for the fiscal year ended March 28, 2008 (the "2008 Annual Report"), which is available on SEDAR at www.sedar.com and on EDGAR at www.sec.gov. will be submitted to the Shareholders at the Meeting but no vote with respect thereto is required or proposed to be taken.

      The financial statements included in the 2008 Annual Report for the fiscal year ended March 28, 2008 ("Fiscal 2008") are stated in United States dollars and have been prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP").

ELECTION OF DIRECTORS

      Eight directors are nominated for election at the Meeting. Each director elected at the Meeting will hold office until the close of the next annual general meeting or until his successor is duly elected, unless he resigns or the office is earlier vacated in accordance with the by-laws of the Company and applicable law.

      Except where authority to vote in respect of the election of directors is withheld by the Shareholder, the appointees named in the accompanying Form of Proxy will vote the Common Shares represented by such proxy FOR the election of the eight nominees for director listed below.

      The Board of Directors recommend that Shareholders vote FOR the election of the nominees listed below. For each proposed nominee, the information below indicates his jurisdiction of residence; any positions and offices held by him with the Company; his principal occupation or employment for at least the past five years; the year from which he has continually served as a director of the Company; and the number of voting securities of the Company which he beneficially owns, or controls or directs, directly or indirectly, as at May 30, 2008. The information as to voting securities beneficially owned, or controlled or directed, directly or indirectly, by each proposed nominee has been furnished by the respective nominee individually.

DR. ADAM  CHOWANIEC                              Dr.  Chowaniec  has been the  Chairman  and Chief  Executive  Officer  of Amiga2
Ottawa, Ontario, Canada                          Corporation,  a consulting and investment company, since 2002. Dr. Chowaniec was the founding  Chief  Executive  Officer of Tundra  Semiconductor  Corporation on
Director since:  2007-02-19                      December 15, 1995 and served in that position until December 2005. Dr. Chowaniec is also Chairman of the Board of Directors of Tundra Semiconductor  Corporation,
Total voting                                     former  Chair of the Ontario  Research  and  Innovation  Council,  and serves on
securities:  approximately 116,410,              numerous  other boards of directors in Canada and the United  States,  including
consisting of:                                   BelAir  Networks,   Liquid  Computing   Corporation,   Acentru  and  Microbridge
                                                 Corporations.  Dr. Chowaniec is a member of the board of the Export  Development
   91,000 Common Shares                          Corporation of Canada and has held advisory  positions with the Ottawa  Economic
                                                 Development  Corporation,  the National Research Council's  Industrial  Research
   5,000 Common Shares underlying                Assistance  Program and the Ottawa  Health  Research  Institute  and the Natural
   options(1)                                    Science and  Engineering  Council of Canada.  He is also the  vice-chair  of the
                                                 Museum of Nature's national fundraising  campaign. He holds a Master's degree in
   approximately 20,410 Common Shares            Electrical  Engineering  from  Queen's  University  (Canada),  as well as both a
   underlying Convertible                        Bachelor of Engineering and a Ph.D. from the University of Sheffield (England).
   Debentures(2)

OLEG KHAYKIN                                     Mr. Oleg Khaykin has been President and Chief Executive  Officer and a member of
Scottsdale, Arizona, U.S.A.                      the Board of Directors of International Rectifier Corporation, a manufacturer of power  semiconductors,  since March 2008.  Mr.  Khaykin acted as Executive  Vice
Director since: 2007-11-12                       President and Chief Operating Officer of Amkor Technology, a leading provider of advanced  semiconductor  assembling  and test  services,  from May 2003 to March
Total voting securities:  Nil                    2008.  From May 1999 to May 2003, Mr. Khaykin was the Vice President of Strategy
                                                 and Business  Development for Conexant  Systems  Inc./Mindspeed,  a company that designs,  develops and sells  semiconductors  for networking  applications.  Mr.
                                                 Khaykin was also with the Boston Consulting Group, a strategic  consulting firm, from  July  1991  to June  1999.  Mr.  Khaykin  began  his  career  as a  senior development engineer and product manager with Motorola.

HUBERT T. LACROIX                                Mr.  Hubert T. Lacroix has been  President  and Chief  Executive  Officer of the
                                                 Montreal,  Quebec, Canada Canadian Broadcasting Corporation / Radio-Canada since
Director since:  1992                            January 1, 2008.  Mr.  Lacroix acted as Senior  Advisor to Stikeman  Elliott LLP
                                                 (law firm) and as an adjunct  professor at the Faculty of Law of  Universite  de
Total voting securities:  170,000,               Montreal  from May 5,  2003  until  December  31,  2007 and as a  consultant  to
consisting of:                                   Telemedia  Ventures  Inc., a private  investment  company from May 5, 2003 until
                                                 December 31, 2005. Mr. Lacroix was Executive  Chairman of Telemedia  Corporation
   100,000 Common Shares                         from February  2000 to May 2003.  From 1984 until his  appointment  as Executive
                                                 Chairman of  Telemedia  Corporation,  Mr.  Lacroix was a partner  with  McCarthy
   70,000 Common Shares underlying               Tetrault  LLP (law firm).  He is Chairman of the Board and a member of the Audit
   options(1)                                    Committee and a member of the Strategic  Development Committee of SFK Pulp Fund.
                                                 In addition,  he is a trustee of the Lucie and Andre  Chagnon  Foundation  and a director of their private holding company. Mr. Lacroix is also a Director of the
                                                 Montreal General Hospital  Foundation and a Trustee of the Martlet Foundation of
                                                 McGill  University.  Mr. Lacroix received his Bachelor of Law degree from McGill
                                                 University,  was  admitted  to the  Quebec  Bar in 1977 and  holds a  Master  of
                                                 Business Administration degree from McGill University.

J. SPENCER LANTHIER                              Mr. J. Spencer  Lanthier has been a Corporate  Director  since his retirement in
Toronto, Ontario, Canada                         1999 from KPMG Canada,  where he had a long and distinguished career culminating in the position of Chairman and Chief  Executive from 1993 until his retirement.
Director since: 2003                             A recipient  of the Order of Canada,  Mr.  Lanthier is currently a member of the
                                                 Board  and  Chair  of the  Audit  Committee  of the  TSX  Group,  Inc.,  Torstar
Total voting securities:                         Corporation, Gerdau Ameristeel Inc., Rona Inc. and Ellis Don Inc. He also serves
approximately 135,410, consisting of:            as Chair of the Wellspring Cancer Support Organization. Mr. Lanthier received an honorary Doctor of Laws degree from the University of Toronto in 2002.
   45,000 Common Shares

   70,000 Common Shares underlying
   options(1)

   approximately 20,410
   Common Shares underlying
   Convertible Debentures(2)

KIRK K. MANDY                                    Mr. Kirk K. Mandy is President and Chief  Executive  Officer of the Company.  He
Woodlawn, Ontario, Canada                        served as  Vice-Chairman of the Company's Board of Directors from 2001 until his appointment as President and Chief Executive  Officer of the Company in February
Director since: 1998                             2005.

                                                 Over a distinguished  career with the Company  spanning 15 years, Mr. Mandy held
Total voting securities: 1,655,500,              increasingly  senior roles,  culminating  in the position of President and Chief
consisting of:                                   Executive Officer from 1998 to 2001. He oversaw the Company's strategic decision to focus on  semiconductors,  and the  subsequent  divestiture  of the  Business
   640,500 Common Shares                         Communications Systems (BCS) division.

   1,015,000 Common Shares underlying            Mr.  Mandy is also a member of the  Board of Epocal  Inc.  and  Chairman  of the
   options(1)                                    Armstrong  Monitoring  Corporation.  He has served on the Board of the Strategic
                                                 Microelectronics Corporation (SMC), the Canadian Advanced Technology Association
                                                 (CATA),  The  Canadian  Microelectronics  Corp.  (CMC),  The  Ottawa  Center for
                                                 Research and  Innovation  (OCRI) and  Micronet.  He is also past Chairman of the
                                                 Telecommunications  Research  Center of Ontario  (TRIO),  past  Chairman  of the
                                                 National Research Council's  Innovation Forum and past Co-Chairman of the Ottawa
                                                 Partnership. Mr. Mandy is a graduate of Algonquin College in Ottawa.

JULES M. MEUNIER                                 Mr. Jules M. Meunier has been a management  consultant  since  November 2002. He
Vancouver, British Columbia, Canada              was President and Chief Executive  Officer of Proquent Systems Inc. from January to  November  2002.  Prior to January  2002,  over a 20-year  career with Nortel
Director since: 2002                             Networks Corporation, he helped shape the company's direction as Chief Technical
                                                 Officer,  and  held  senior  positions  in  its  wired,  wireless,  and  optical
Total voting securities:  175,000,               communications  divisions,  including  serving  as  President  of  its  Wireless
consisting of:                                   Networks division.

   85,000 Common Shares                          Mr.  Meunier  holds a Bachelor of Science  degree in  Mathematics  and  Computer
                                                 Science from the University of Ottawa.
   90,000 Common Shares underlying
   options(1)

DENNIS ROBERSON                                  Professor Dennis Roberson has been Vice Provost, Executive Director and Research
Wheaton, Illinois, USA                           Professor  with the Illinois  Institute of  Technology  ("IIT") since June 2003,
                                                 where  he   established  a  new   undergraduate   business   school  focused  on
Director since:  2004                            entrepreneurship  and technology,  a wireless  research center  (WiNCom),  IIT's corporate relations initiative,  and is developing research centers and business ventures in association with public and private sector partners. From April 1998
Total  voting  securities:  78,522,              to April  2004,  Professor  Roberson  was  Executive  Vice  President  and Chief
consisting  of:                                  Technical Officer of Motorola,  Inc. From 1971 to 1998, he held senior executive positions with NCR  Corporation,  AT&T,  Digital  Equipment  Corp.  (now part of
                                                 Hewlett Packard) and IBM.

   33,522 Common Shares                          Professor Roberson is a Director of Advanced Diamond  Technologies,  Cleversafe,
                                                 Sequoia  Communications and Sun Phocus Technologies,  LLC. He also serves on the
   45,000 Common Shares underlying               Board of Directors of FIRST Robotics (For Inspiration and Recognition of Science
   options(1)                                    and Technology), the National Advisory Council for the Boy Scouts of America and
                                                 as an International Advisory Panel member for the Prime Minister of Malaysia. He holds  Bachelor of Science  Degrees in Physics and Electrical  Engineering  from
                                                 Washington  State  University and a Master of Science in Electrical  Engineering
                                                 from Stanford University.

DR. HENRY SIMON                                  Dr. Henry Simon has been  Chairperson of the Company's  Board of Directors since
London, England                                  July 21,  1994.  He is a Special  Partner of  Schroder  Ventures  Life  Sciences
                                                 Advisors,  a  venture  capital  company  advising  on  investments  in the  life
Director since:  1992                            sciences.  He joined  Schroder  Ventures in 1987 to head a venture capital group that  developed a life sciences  business in the U.K.,  and was Chief  Executive
Total voting securities: 245,000,                Officer of its life  sciences  team until 1995.  Dr.  Simon holds an  Electrical
consisting of:                                   Engineering  degree from the Institute of Technology in Munich,  and a doctorate in Telecommunications from the Royal Institute of Technology in Stockholm.
   175,000 Common Shares underlying
   options(1)

----------
(1) Reflects options to purchase Common Shares which are currently exercisable or exercisable within 60 days of May 30, 2008.

(2) Reflects convertible debentures convertible into Common Shares at a conversion price of Cdn$2.45 (being a ratio of approximately 408.2 Common Shares per Cdn $1,000 principal amount convertible debenture) at the option of the holder at any time.

      In Fiscal 2008, 17 meetings of the Board of Directors were held. All directors attended all of the meetings held during the period they served as directors of the Company, with the exception of J. Spencer Lanthier, who missed two meetings, Jules Meunier, who missed one meeting and Andre Borrel, who, prior to his resignation from the Board of Directors on February 4, 2008, missed two meetings. In each case, each of these individuals reviewed the agenda material and gave input to the Chairperson in advance of the meeting.

      Dr. Adam Chowaniec was a director of IceFyre Semiconductor Inc., a private company, from May 21, 2001 to March 23, 2005. IceFyre Semiconductor Inc. appointed a receiver in bankruptcy in May 2005.

      Kirk K. Mandy was a director of a private start-up photonics company, Optenia, Inc., in which the Company held a minority equity interest which was reduced proportionally as other equity investments were made. Optenia, Inc., which focused on reducing the cost of bandwidth distribution in optical networks, made an assignment in bankruptcy in March 2002 due to its inability to obtain additional financing and obtained a discharge in the fall of 2003.

Independence and Board Committees

      The following table indicates whether the Board of Directors considers each nominee to be "independent" within the meaning of the Governance Guidelines and NYSE Rules (as such terms are defined below under "Statement of Corporate Governance Practices"). This table also sets out the members of the standing committees of the Board of Directors as of May 30, 2008 and the number of meetings held by each standing committee during Fiscal 2008.

---------------------------------------------------------------------------------------------------------
                                                 Compensation and
                                                 Human Resources       Nominating and
Directors                         Audit            Development      Corporate Governance    Executive
                                Committee           Committee             Committee         Committee
---------------------------------------------------------------------------------------------------------
                                         Independent Directors
---------------------------------------------------------------------------------------------------------
Adam Chowaniec                                          X
---------------------------------------------------------------------------------------------------------
Oleg Khaykin(1)

---------------------------------------------------------------------------------------------------------
Hubert T. Lacroix              Chairperson                                    X                 X
---------------------------------------------------------------------------------------------------------
J. Spencer Lanthier                 X                                         X

---------------------------------------------------------------------------------------------------------
Jules Meunier                       X              Chairperson
---------------------------------------------------------------------------------------------------------
Dennis Roberson                                         X
---------------------------------------------------------------------------------------------------------
Henry Simon                                                              Chairperson       Chairperson
---------------------------------------------------------------------------------------------------------
                                        Not Independent Director
---------------------------------------------------------------------------------------------------------
Kirk K. Mandy                                                                                   X
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
Meetings held during                7                   9                     3                nil
Fiscal 2008

---------------------------------------------------------------------------------------------------------

(1)   Mr. Khaykin was appointed to the Board of Directors on November 12, 2007.

      In Fiscal 2008, all members of the standing committees of the Board of Directors attended all meetings of their respective committees held during the period they served as directors of the Company with the exception of J. Spencer Lanthier, who missed two meetings of the Audit Committee and one meeting of the Nominating and Corporate Governance Committee, Dennis Roberson, who missed one meeting of the Compensation and Human Resources Development Committee, and Andre Borrel, who missed one meeting of the Compensation and Human Resources Development Committee prior to his resignation from the Board of Directors on February 4, 2008. In each case, each of these individuals reviewed the agenda material and gave input to the relevant Chairperson in advance of the meeting.

APPOINTMENT OF AUDITORS

      Deloitte & Touche LLP ("Deloitte") have been acting as auditors of the Corporation since July 24, 2007.

      The Board of Directors recommends that the Shareholders vote FOR the resolution appointing Deloitte as auditors of the Company, to hold office until the next annual meeting of Shareholders or until their successors are appointed. Except where authority to vote in respect of the appointment of Deloitte as auditors of the Company is withheld by the Shareholder, the appointees named in the accompanying Form of Proxy will vote the Common Shares represented by such proxy FOR the appointment of Deloitte.

AMENDMENT OF BY-LAWS

General

      At the Meeting, the Shareholders will be asked to consider and, if deemed appropriate, adopt, with or without amendments, a resolution approving an amendment to By-Law No. 16 of the Company.

Background

      The listing requirements of the New York Stock Exchange ("NYSE") require securities issued by the Company to be eligible for direct registration with the Company effective January 1, 2008. When the Company participates in the direct registration system, an investor will be able to hold a security of the Company in electronic form via a book-entry position on the books of the Company, in addition to holding a security of the Company indirectly through a broker, dealer or other financial intermediary, or in the form of a physical security certificate. Such investors will be treated as registered owners of securities. The Company concluded that for the Common Shares to be eligible for direct registration as required by the NYSE, the Company must amend section 7.03 of its By-Law No. 16 to permit Common Shares to be transferred without the need for a certificate representing the Common Shares. The Board of Directors amended
Section 7.03 of By-Law No. 16, effective May 20, 2008, which amendment will cease to be effective unless it is confirmed by Shareholders at the Meeting. In the event that the Shareholders do not vote for the adoption of the proposed amendment, the Company will be in breach of its NYSE listing requirements.

Vote Required and Recommendation of Board of Directors

      The text of the resolution, which shall be submitted to the Shareholders at the Meeting, is set forth on Schedule A, attached hereto. For the reasons indicated above, the Board of Directors believes that the proposed amendment is in the best interests of the Company and its Shareholders and, accordingly, recommends that Shareholders vote FOR the resolution. The resolution must be approved by a majority of the votes cast at the Meeting to be effective. Except where a Shareholder who has given the proxy directs that his or her Common Shares be voted against such resolution, the appointees named in the accompanying Form of Proxy will vote the Common Shares represented by such proxy FOR such resolution.

REDUCTION OF STATED CAPITAL

General

      At the Meeting, the Shareholders will be asked to consider and, if deemed appropriate, adopt, with or without amendments, a special resolution to reduce the stated capital of the Company from $479,000,000, as at March 28, 2008, to $149,000,000. The amount of the proposed reduction, being $330,000,000, is equal to the amount of the accumulated deficit of the Company as of March 28, 2008, calculated in accordance with Canadian GAAP. The reduction will not be reflected in the Company's balance sheet, as prepared in accordance with US GAAP.

Background and Reasons for the Reduction of Stated Capital

      Under the Act, a corporation is prohibited from taking certain actions, including purchasing its own shares and declaring or paying dividends on its shares, if, among other things, there are reasonable grounds for believing that the realizable value of the corporation's assets would thereby be less than the aggregate of its liabilities and stated capital of all classes of shares.

      At a meeting of the Board of Directors held on May 20, 2008, the realizable value of the Company's assets, its liabilities and its stated capital were discussed. In order to give the Board of Directors flexibility in managing the Company's capital structure going forward, the Board of Directors has decided to submit a special resolution to the Shareholders for their approval of the reduction of the stated capital to address limitations under the Act which result from the historically high stated capital amount of the Common Shares.

Limitation on Reduction of Stated Capital under the Act

      The Act provides that a corporation may not reduce its stated capital if there are reasonable grounds for believing that, after giving effect to the reduction in the stated capital accounts for the Common Shares, the corporation will be unable to pay its liabilities as they become due or that the realizable value of the corporation's assets will be less than the aggregate amount of its liabilities. Management of the Company is of the view that the Company does not have reasonable grounds to believe that after giving effect to such reduction, the Company will be unable to pay its liabilities as they become due or that the realizable value of the Company's assets will thereby be less than the aggregate amount of its liabilities.

Certain Canadian Federal Income Tax Consideration

      This summary is of a general nature only. It is based on the current provisions of the Tax Act and Regulations, all amendments thereto proposed by the Minister of Finance (Canada) prior to the date hereof, and the Corporation's counsel's understanding of the current published administrative and assessing practices of the CRA. This summary assumes that any proposed amendments will be enacted as intended, and that legislative, judicial or administrative actions will not modify or change the statements expressed herein. It does not otherwise take into account or anticipate any changes in laws whether by judicial, governmental or legislative decision or action or any changes in administrative practices of the CRA nor does it take into account provincial or foreign income tax legislation or considerations. All references to the Tax Act in this summary are restricted to the scope defined in this paragraph.

      The reduction of stated capital will not result in a deemed dividend or in a reduction of the adjusted cost base of the Common Shares for Shareholders. Furthermore, the reduction in the stated capital account of the Common Shares will not give rise to immediate tax consequences under the Tax Act for Shareholders. Shareholders may wish to consult with their own tax advisors with respect to the proposed stated capital reduction. This summary is not intended to be, nor should it be construed as, legal or tax advice to Shareholders.

Vote Required and Recommendation of the Board of Directors

      The text of the special resolution, which will be submitted to shareholders at the Meeting, is set forth in Schedule B, attached hereto. For the reasons indicated above, the Board of Directors believe that the proposed reduction of stated capital of the Company is in the best interests of the Company and its Shareholders and, accordingly, recommends that Shareholders vote FOR the special resolution. The special resolution must be approved by not less than two-thirds of the votes cast by the Shareholders present in person or represented by proxy at the Meeting to be effective. Except where a Shareholder who has given the proxy directs that his or her Common Shares be voted against such resolution, the appointees named in the accompanying Form of Proxy will vote the Common Shares represented by such proxy FOR such resolution.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth compensation information for Fiscal 2008 and the two fiscal years ended March 30, 2007 ("Fiscal 2007"), and March 31, 2006 ("Fiscal 2006"), respectively, for the Chief Executive Officer (the "CEO"), the Chief Financial Officer (the "CFO"), the three most highly compensated executive officers of the Company, other than the CEO and the CFO, who were serving as executive officers of the Company on March 28, 2008 (collectively, the "Named Executive Officers").

----------------------------------------------------------------------------------------------------------------------------
                                                       Annual Compensation               Long-Term
                                               ------------------------------------    Compensation
                                                  Bonus                                 Securities
                                                 (Annual            Other                 Under
  Name and                                      Incentive           Annual               Options           All Other
  Principal            Fiscal       Salary(1)     Awards)       Compensation(1)(2)       Granted       Compensation(1)(3)
  Position              Year           $             $                $                      #                  $
----------------------------------------------------------------------------------------------------------------------------
Kirk K. Mandy           2008        534,894       194,507           19,397                450,000            83,881
President and           2007        484,333       292,000           16,360                450,000            75,952
Chief Executive         2006        459,867       275,920           20,052                450,000            72,115
Officer
----------------------------------------------------------------------------------------------------------------------------
Scott Milligan          2008        325,799        97,253           17,311                125,000            51,982
Senior Vice             2007        295,003       149,000           16,378                125,000            47,113
President Finance       2006        280,101       140,050           14,709                125,000            44,691
and Chief Financial
Officer
----------------------------------------------------------------------------------------------------------------------------
Donald McIntyre         2008        325,799        97,253           10,678                125,000            51,706
Senior Vice             2007        295,003       149,000           13,973                125,000            47,298
President, HR,          2006        280,101       140,050           14,234                185,000            44,574
General Counsel and
Secretary
----------------------------------------------------------------------------------------------------------------------------
Henry Perret(4)         2008        228,876       100,000           9,264                   nil               4,731
Senior Vice             2007          N/A           N/A              N/A                    N/A                N/A
President and           2006          N/A           N/A              N/A                    N/A                N/A
General Manager,
Wired Communications
----------------------------------------------------------------------------------------------------------------------------
Stanley Swirhun         2008        275,000         nil             12,380                125,000             9,433
Senior Vice             2007        233,654       103,000            4,901                125,000            12,016
President and           2006        183,462        78,750              913                125,000               255
General Manager,
Optical
Communications
----------------------------------------------------------------------------------------------------------------------------

(1) For Messrs. Mandy, Milligan, and McIntyre, changes in salary from Fiscal 2007 to Fiscal 2008 were due solely to foreign exchange fluctuations. Canadian dollar amounts have been converted to United States dollars using the Fiscal 2008 average exchange rate of $0.972534 (2007 - 0.880605; 2006
      - 0.836121).

(2) "Other Annual Compensation" includes the following expenses for certain Named Executive Officers as follows: Mr Mandy - Fiscal 2008 includes car allowance/benefits $18,278 (2007 - $15,535; 2006 - $19,441); Mr. Milligan
      - Fiscal 2008 includes car allowance/benefits amounting to $15,764 (2007 - $15,272; 2006 -$13,891); Mr. McIntyre - Fiscal 2008 includes car allowance/benefits  amounting to $9,131 (2007 - $12,867;  2006 - $13,416);
      Mr. Perret - Fiscal 2008 includes car allowance/benefits amounting to $7,192; Mr. Swirhun - Fiscal 2008 includes car allowance/benefits amounting to $11,000 (2007 - $3,808).

(3) "All Other Compensation" includes contributions made and accrued by the Company to a defined contribution pension plan and supplemental executive retirement plan.

(4) Mr. Perret was the former president of Legerity, Inc. which the Company acquired August 3, 2007. As at that date, Mr. Perret assumed the position of Senior Vice President, Wired Communications.

Employee Share Ownership Plan

      The Company's Employee Share Ownership Plan was approved by the Board of Directors in May 1997. The purpose of this plan is to enable employees to invest in equity shares of the Company through employee savings. Employees make contributions by means of payroll deductions and Common Shares are purchased twice per month through normal market facilities by Computershare Investor Services Inc., which assumed the administration role for Montreal Trust Company of Canada (the trustee appointed to administer the plan). The Company pays all brokerage commissions, transfer taxes, and other charges and expenses of the purchase and sale of the common shares except for the issuance of a certificate for fewer than 100 shares, in which case the employee is responsible for such costs.

      In April 2001, the Company implemented a matching contribution in connection with the Employee Share Ownership Plan which provides for a contribution by the Company equal to 15% of each employee's contribution under the plan, subject to a maximum of $486 per employee per year. The maximum contribution by the Company under this plan for the upcoming fiscal year is estimated at $150,000 based on average headcount during Fiscal 2008, assuming that each eligible employee contributes sufficient funds to achieve a matching contribution by the Company equal to the maximum amount permitted under the plan.

Director, CEO and Executive Share Ownership

      The Company's policy for Director, CEO and Executive Share Ownership (the "Policy"), which was approved by the Board of Directors in May 2003 and revised in January 2006, serves to better align the interests of the Company's directors, CEO and those executives, including the CFO, who report directly to the CEO (together with the CEO, the "Executives") with the financial interests of the Shareholders, create ownership focus and build long-term commitment.

      The Policy requires that the directors and Executives establish and hold specified dollar investment levels in Common Shares within defined periods of time following the implementation of the Policy or from their date of hire or promotion to these roles after the effective date of the Policy, if later.

      The Chairperson of the Board must invest a total of CDN$100,000 for the purchase of Common Shares within five years after the effective date of the Policy or his/her date of appointment to the role, if later.

      Each non-executive director who is not Chairperson of the Board of Directors must invest a total of CDN$50,000 for the purchase of Common Shares within five years after the effective date of the Policy or his/her date of appointment to the Board of Directors, if later.

      The CEO must invest a total dollar amount equal to two times his/her base salary for the purchase of Common Shares by the end of five years from the effective date of the Policy or his/her date of hire or promotion to the role, whichever is later.

      Each Executive, other than the CEO, must invest a total dollar amount equal to one times his/her base salary for the purchase of Common Shares by the end of five years from the effective date of the Policy or his/her date of hire or promotion to the role, whichever is later.

      The following guidelines and rules apply for purposes of the Policy: (a) base salary will be the average base salary of the Executive over the three years prior to each measurement date; (b) interim investment thresholds for the Executives will be 25% of target levels after two years; 50% after three years; 75% after four years; and 100% after five years; (c) if any Executive has not met the target investment level at any of the measurement dates but has earned sufficient after-tax incentive plan payments since the effective date of the Policy or his/her date of hire or promotion to the role, he/she will be reported as in default under the Policy; and (d) after the fifth anniversary date, the measurement date will be each subsequent anniversary date.

      If any Executive misses the target investment level at any of the measurement dates or thereafter, one-half of any incentive payments earned by the Executive after the measurement date will be withheld and not paid to the Executive until his/her dollar investment level has been increased by the lesser of the after tax value of one-half of the incentive payment or the amount required to meet the required target investment level as of the most recent measurement date.

      As of the most recent measurement date, all directors and the Executives were in compliance with the terms of the Policy except Stephen Swift.

      If any director misses the target investment level at any of the measurement dates or thereafter, any annual director's fees owing to that director after the measurement date will be withheld and not paid to the director until his/her investment level has been increased to meet the required target investment level of the most recent measurement date.

      Pursuant to the Policy, until the required ownership levels are met, it is expected that any exercise of outstanding options to purchase Common Shares will be used to increase the individual's required target investment level in Common Shares.

      All trades (purchases and sales) of Common Shares by the directors and the Executives must be made in strict adherence with the Company's Insider Trading Guidelines and relevant securities laws.

1991 Stock Option Plan for Key Employees and Non-Employee Directors

      The Option Plan provides for the granting of non-transferable options to purchase Common Shares to certain key employees and non-employee directors of the Company and its subsidiaries as determined from time to time by the Compensation and Human Resources Development Committee (the "Compensation Committee") administering the Option Plan. The Option Plan was approved by the Shareholders at the 1991 annual and special meeting of shareholders and certain amendments were approved by the Shareholders in 1993, 1995, 1998, 2001 and, most recently, at the Company's annual general and special meeting of shareholders held on July 24, 2007.

      The price at which Common Shares may be purchased upon exercise of an option shall be determined by the Board of Directors, and shall not be less than the average of the market price (as defined in the Option Plan) of the common shares on the Toronto Stock Exchange for the five trading-day period immediately preceding the date of grant.

      The Option Plan provides that, in the event of the death or permanent disability of an optionholder, the vesting period of any options unexercised at the date of death or permanent disability will be accelerated so that the optionholder's legal personal representative will be permitted to purchase and take delivery of, (i) in the case where the optionholder shall have been in the employment of the Company or any subsidiary for at least five years prior to the date of such employee's death or permanent disability, 50% of all Common Shares under option and not purchased or delivered at the date of death or permanent disability, and (ii) in the case where the optionholder shall have been in the employment of the Company or any subsidiary for at least ten years prior to the date of such employee's death or permanent disability, all Common Shares under option and not purchased or delivered at the date of death or permanent disability, in each such case during the one-year period following such optionholder's death or permanent disability (but in no event after the expiration date of such options).

      The Option Plan also provides that, in the event of the termination of an employee's employment for any reason other than cause or death or permanent disability, the employee's options may be exercised, to the extent the options are exercisable as of the termination date, within 90 days following the date the employee's employment is terminated (but in no event after the expiration date of such options); provided, however, that the Board of Directors may, in its discretion, amend the terms of any option to permit the employee to exercise such options as if such employee's employment had not been terminated, for up to a maximum of three years following the date of termination of the employee's employment (but in no event after the expiration date of such options). In the event the employee's employment has been terminated for cause, the employee's options shall be immediately cancelled.

      The optionholder's rights with respect to options granted under the Option Plan are not assignable or transferable by the optionholder other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the U.S. Internal Revenue Code.

      The Option Plan further provides that, in the event of a change of control (whether in fact or in law) of the Company which results in a non-employee director being replaced, the vesting period shall be waived with respect to the options then held by such non-employee director in order to permit the full exercise of all outstanding options then held by such person. In the event of a resignation of a non-employee director, all options held by such director, which are then exercisable, may be exercised within 180 days following the announcement of the quarterly results next following the date of resignation of such person (but in no event after the expiration date of such options). The Option Plan also provides that the Compensation Committee may determine that any option granted under the Option Plan shall include provisions which accelerate the date on which an option shall become exercisable upon the happening of such events as the Compensation Committee may determine and as permitted in the Option Plan.

      On January 11, 2000, the Board of Directors decided that all unvested stock options held by each director, the CEO, the then five Senior Vice Presidents which included the CFO and any other executives of the Company as may be designated by the Board of Directors from time to time would be accelerated and become fully vested and immediately exercisable in the event of (i) the making by any person of a take-over bid (as defined in the Securities Act (Ontario)) for the Common Shares, or (ii) a change of control (whether in fact or in law and as more fully defined in such resolution of the Board of Directors) of the Company. By further action of the Board of Directors, this resolution now applies to each director and ten designated executives including the CEO and the CFO.

      The Option Plan provides that all options granted under the Option Plan must be exercised within a maximum of six years following the date of grant or within such other shorter time or times as may be determined by the Compensation Committee at the time of grant. In the case of options granted to employees of the Company, other than executive officers and non-employee directors and first-time option grants to new employees, the terms of the Option Plan provide for staggered equal monthly vesting at a rate of 2.08% per month over a period of four years commencing on the date of grant of the options, or at such other time or times as may be determined by the Compensation Committee at the time of grant. In the case of first-time option grants to new employees, up to twenty-five percent of the common shares in respect of each option may be purchased after one year from the date of grant and 2.08% per month for each month thereafter during a three-year period, or at such other time or times as may be determined by the Compensation Committee at the time of grant. In the case of executive officers and non-employee directors, up to twenty-five percent of the common shares in respect of each option may be purchased after one year from the date of grant, up to fifty percent after two years from the date of grant, up to seventy-five percent after three years from the date of grant and up to one hundred percent after four years from the date of grant or at such other time or times as may be determined by the Compensation Committee at the time of grant.

      The maximum number of Common Shares that may be issued under the Option Plan is 20,227,033 Common Shares, which represents 15.9% of the outstanding Common Shares as of May 30, 2008. The Option Plan provides that the maximum number of Common Shares in respect of which options may be granted under the Option Plan to non-employee directors during any fiscal year of the Company is 20,000 Common Shares per director. Furthermore, the Option Plan limits the number of Common Shares issuable to insiders (as that term is defined in the Securities Act (Ontario) and the rules of the Toronto Stock Exchange (the "TSX"), at any time, or issued to insiders within any one-year period, under the Option Plan or any other securities-based compensation arrangement, to 10% of the outstanding Common Shares. As at May 30, 2008, the number of Common Shares issuable under outstanding options and options available for grant was 14,462,313, which represented 11.4% of the then outstanding Common Shares. Also, as at May 30, 2008, a total of 12,049,292 options were outstanding, which represented 9.5% of the then outstanding Common Shares.

      Shareholder approval is required to be obtained by the Company for any amendment (i) to increase the total number of Common Shares offered under the Option Plan; (ii) to implement a program to provide for the exchange of any option granted under the Option Plan for other options under the Option Plan;
(iii) to reduce the price at which Common Shares may be purchased under the Option Plan (except in connection with an adjustment to the share capital in accordance with the terms of the Option Plan) or to cancel and reissue options;
(iv) to extend the original expiry date of an option; (v) to increase the maximum number of Common Shares issuable to insiders of the Company under the Option Plan and any other security-based compensation arrangement; (vi) to increase the maximum number of Common Shares in respect of which options may be granted to non-employee directors during any fiscal year; and (vii) to amend the terms of the Option Plan governing the transfer or assignment of options.

      The Board of Directors otherwise has discretion to make certain amendments to the Option Plan which it may deem necessary, without having to obtain Shareholder approval if such amendments do not result in significant or unreasonable dilution in the Company's outstanding securities or in any additional benefits to employees, particularly insiders, at the expense of the Company and its other Shareholders. Such amendments may include, for example,
(i) amendments to the eligibility for, and limitations and conditions on, participation in the Option Plan, (ii) amendments to any terms relating to the grant or exercise of options (other than a reduction in the price of an option),
(iii) amendments to permit the grant of deferred or restricted share units or to add or amend any other provisions which result in employees receiving securities of the Company while no cash consideration is received by the Company, (iv) amendments that are necessary to comply with applicable laws, rules or regulations, (v) corrections or rectifications of any ambiguity, defective provision, error or omission in the Option Plan or in any option, and (vi) amendments to the terms relating to the administration of the Option Plan.

Amendments to the Option Plan adopted in 2007

      The Option Plan was amended by shareholder resolution adopted at the Company's annual general and special meeting held on July 24, 2007 as follows:
(i) the number of Common Shares issuable to insiders at any time, or issued to insiders within any one-year period, under the Option Plan or any other securities-based compensation arrangement, was limited to 10% of the outstanding Common Shares; and (ii) the amending provisions of the Option Plan were changed to state what amendments would require Shareholder approval.

Options Granted and Exercised in Fiscal 2008

      The following table sets forth the details regarding options granted to the Named Executive Officers under the Option Plan during Fiscal 2008.

                                          Option Grants During Fiscal 2008
-----------------------------------------------------------------------------------------------------------------------
                                                                               Market Value
                                            % of Total                        of Securities
                            Securities       Options                           Underlying
                              Under         Granted to       Exercise or     Options on the
                             Options       Employees in     Base Price(1)    Date of Grant(1)
    Name                     Granted(#)     Fiscal 2008     ($/Security)       ($/Security)        Expiration Date
-----------------------------------------------------------------------------------------------------------------------
Kirk K. Mandy                 450,000         11.87%           0.85                0.85           February 15, 2014

Scott Milligan                125,000         3.30%            0.85                0.85           February 15, 2014

Donald McIntyre               125,000         3.30%            0.85                0.85           February 15, 2014

Henry Perret                    Nil             0%              N/A                 N/A                  N/A

Stanley Swirhun               125,000         3.30%            0.85                0.85           February 15, 2014

-----------------------------------------------------------------------------------------------------------------------

(1) In accordance with the terms of the Option Plan, the exercise price of an option is determined by averaging the closing share prices on the Toronto Stock Exchange on the five trading days prior to the date of the grant. Market Value is the closing share price on the Toronto Stock Exchange on the date of grant. Canadian dollar values are converted to United States dollars using the closing foreign exchange rate of the Bank of Canada on the date of each grant. See "Report on Executive Compensation - Long Term Incentive" for an explanation of the Company's new option granting practice.

      The following table summarizes,  for each of the Named Executive  Officers
(a) the number of options, if any, exercised during Fiscal 2008, (b) the aggregate value realized upon exercise, if applicable, which is the difference between the fair market value of the underlying Common Shares on the exercise date and the exercise or base price of the option, (c) the total number of unexercised options, if any, held on March 28, 2008, and (d) the aggregate value of unexercised in-the-money options at March 28, 2008, which is the difference between the exercise or base price of the options and the closing price of the Common Shares on the TSX on March 28, 2008, which was Cdn$0.78 per Common Share. The aggregate values indicated with respect to unexercised in-the-money options at financial year-end have not been, and may never be, realized. These options have not been, and may not be exercised, and actual gains, if any, on exercise will depend on the value of the Common Shares on the date of exercise. There can be no assurance that these values will be realized.

                 Aggregated Options Exercised During Fiscal 2008
                        and Fiscal Year-End Option Values

---------------------------------------------------------------------------------------------------------------------
                                                                                           Value of Unexercised
                                                        Unexercised Options              In-the-Money Options at
                       Securities     Aggregate         at March 28, 2008(1)                 March 28, 2008
                       Acquired On      Value                   (#)                                ($)
                        Exercise       Realized   -------------------------------------------------------------------
    Name                   (#)           ($)        Exercisable     Unexercisable      Exercisable    Unexercisable
---------------------------------------------------------------------------------------------------------------------
Kirk K. Mandy               --            --         1,015,000        1,225,000             --              --
Scott Milligan              --            --           283,750          301,250             --              --
Donald McIntyre             --            --           268,750          331,250             --              --
Henry Perret                --            --              --                --              --              --
Stanley Swirhun             --            --           168,750          356,250             --              --
---------------------------------------------------------------------------------------------------------------------

(1) See "1991 Stock Option Plan for Key Employees and Non-Employee Directors" for details on vesting periods.

REPORT ON EXECUTIVE COMPENSATION

Composition of the Compensation Committee

      The Compensation and Human Resources and Development Committee ("Compensation Committee") is comprised of three independent members of the Board of Directors: Jules M. Meunier, the Chairperson of the Committee, Adam Chowaniec and Dennis Roberson.

      It is the responsibility of the Compensation Committee to recommend to the Board of Directors compensation policies and levels, compensation plans, stock option/purchase plans, benefit plans and pension plans and CEO and senior management goals and performance objectives and assess their performance against these objectives at each fiscal year end. The Compensation Committee is also responsible for reviewing succession plans developed by management that sustain the long-term viability of the Company.

General Principles of Executive Compensation

      Compensation of executive officers, including the Named Executive Officers, is determined by the Compensation Committee and, upon the
recommendation  of  the  Compensation  Committee,   approved  by  the  Board  of
Directors.

      The Company's executive compensation policies and programs are designed to enable the Company to increase its profitability and shareholder value, and attract and retain those key individuals who can realize and ensure the short-term and long-term success of the Company. As such, the policies and programs link rewards to individual contribution, Company success and shareholder financial interests.

      The Company's executive compensation program, on a total compensation basis, aims to be competitive with other companies who are competing in similar geographical regions for the same qualified executive talent as the Company. Executive positions are benchmarked against those of applicable external comparator groups through the use of third party international compensation consultant services. The prime comparator group is one of similar semiconductor and high-technology companies, with complementary comparator groups of other companies used where appropriate.

      Accordingly, in Fiscal 2006, the Compensation Committee engaged the Hay Group Consultants (Toronto) to review against a comparator group of semiconductor companies the compensation of directors and executives as well as option grants to directors, executives and employees. In addition, the Hay Group was retained to assist management in the design and operation of a 360(degree) evaluation process for executives.

      The total compensation program for executive officers is comprised of three components: base salary, an annual incentive and a long-term incentive.

Base Salary

      Base salary recommendations are determined based on market data for positions of similar responsibilities and complexity in the comparator groups, on internal equity comparisons and on the individual's ability, experience and contribution level. Base salaries for the executive group overall are reviewed on an annual basis. Those for individual executive positions may also be reviewed outside of the regular cycle so as to take into consideration market pressures. There were no salary increases for the executive group for Fiscal 2008.

Annual Incentive Compensation Arrangements

      The Company's annual incentive plans are intended to focus and reward executives on the achievement of current year financial targets, key Company and/or business unit objectives and some strategic individual performance objectives. While the financial targets serve to focus on results of current year profitability, the key Company, business and individual objectives focus on activities designed to improve financial results and increase profitability in a two to three-year time frame. Financial threshold targets are approved by the Board of Directors at the commencement of the fiscal year and are required to be met for payments to be made according to plan criteria.

      As the Company threshold financial performance was not achieved for Fiscal 2008, there were no bonus awards to executives under the annual bonus plan based on the assessment by the Compensation Committee and the Board of the individual performances of the executives against specific objectives. There were ad hoc bonuses paid to Kirk Mandy, Scott Milligan and Donald McIntyre relating to the successful acquisition and integration of Legerity, Inc. during the second quarter of Fiscal 2008. See "Executive Compensation - Summary Compensation
Table" for the amounts of the bonuses paid to each of the Named Executive Officers over each of the last three fiscal years.

      The target incentive levels of the executive group are reviewed at the same time as the base salaries. The target and actual total cash compensation (salaries plus annual incentives) of the Company's executive group are currently competitive with those of the applicable comparator group. The comparator group for short term incentives includes primarily semiconductor businesses.

Long-Term Incentive

      Options  to  purchase  Common  Shares are  granted to the Named  Executive
Officers and other key employees to sustain commitment to long-term profitability and maximize shareholder value over the long term. Under the terms and conditions of the Option Plan, participants are granted options which are exercisable for periods of time determined by the Compensation Committee to a maximum of six years following the date of grant at an exercise price equal to the average market price of the Common Shares on the Toronto Stock Exchange during the five trading-day period immediately preceding the date of grant. See "Executive Compensation - 1991 Stock Option Plan for Key Employees and Non-Employee Directors".

      Beginning in Fiscal 2007, the Company established a new option granting practice. General grants of options are now made by the Company on the eighth business day following the date of release of the Company's Q3 financial results. Accordingly, the Option Plan's pricing formula of the five previous trading days' average used to determine the exercise price of the options will commence after the second clear business day following the release of quarterly results, so that the price will reflect the market share price after the markets have had two days to react to the most recent release of financial information. This is consistent with the Company's Insider Trading Guidelines.

      The Company and Board of Directors believe that stock options provide strong links between executive and key employee rewards, shareholder interests and the success of the Company. Stock option grants to executives and to other top contributors and critical skilled individuals are generally made on an annual basis. The size of grant for the executive group is determined based on the available option pool, the levels and values of options provided by companies in the external comparator group(s), and the number of options required for motivating and retaining the executives and other top contributors and critical skilled employees. During Fiscal 2008, the Company granted options under a general grant and special grant to executives and employees of newly acquired Legerity, Inc. to purchase up to 3,791,000 Common Shares to a total of 145 employees and seven non-employee directors of the Company at an average exercise price of $1.04 per share; of this total grant, 160,000 were granted to directors, 1,400,000 to executive officers and 2,251,000 to key employees. As options to purchase 1,653,753 Common Shares were forfeited in Fiscal 2008 due to the termination of employment of certain employees and expiry of options in the normal course, the net number of options granted during the year was 1.7% of the total number of outstanding Common Shares on March 28, 2008. On March 28, 2008, the number of outstanding options to purchase Common Shares was 9.7% of outstanding Common Shares on such date. The comparator group for long-term incentives is primarily semiconductor businesses.

Compensation of the President and Chief Executive Officer

      In February 2005, Kirk K. Mandy was appointed President and CEO of the Company. Mr. Mandy's compensation was determined by the Compensation Committee and, upon the recommendation of the Compensation Committee, approved by the Board of Directors.

      The base salary and long-term incentive components of Mr. Mandy's compensation are determined in accordance with the policies applying to all executive officers of the Company. Mr. Mandy's current base salary is $534,894. Mr. Mandy's annual base salary is determined in Canadian dollars and set at CDN$550,000.

      Mr. Mandy's annual discretionary incentive payment is determined, at each fiscal year end, based on the Compensation Committee's assessment of Mr. Mandy's performance, particularly in improving the Company's financial condition and long term prospects. In Fiscal 2008, the Company did not achieve the EPS target in the Company's annual bonus plan. It also continued to invest strongly in research and development programs to increase the number of new products in order to fuel an acceleration of growth of Company revenue from new products. See "Employment Agreements - Kirk K. Mandy". As the Company did not achieve target financial performance on an operating basis for Fiscal 2008, the Compensation Committee and Board of Directors assessed Mr. Mandy's specific achievements during the year and awarded him no incentive payment under the annual bonus plan. It did, however, award him an ad hoc bonus of $194,507 for the successful completion of the acquisition and integration of Legerity, Inc. in the second quarter of fiscal 2008.

      The Compensation Committee of the Board of Directors, whose names are set out below, has approved the issue of this Report on Executive Compensation and its inclusion in this Circular.

Jules M. Meunier
Dennis Roberson
Adam Chowaniec

May 30, 2008

PERFORMANCE GRAPH

         The following graph compares the cumulative total shareholder return on CDN$100 invested in Common Shares with the cumulative total return of the S&P/TSX Composite Index for the five most recently completed fiscal years, assuming reinvestment of all dividends.

[The following information was depicted as a line chart in the printed material]

                                   TSX                             TSX
                                Composite           ZL          Composite
                       ZL         Index        (Cumulative)       Index
                      ----      ---------      ------------     ---------
March 28, 2003        $100         $100            $100            $100
March 26, 2004         $96         $135             $96            $135
March 25, 2005         $38         $152             $38            $152
March 31, 2006         $65         $193             $65            $193
March 30, 2007         $45         $209             $45            $209
March 28, 2008         $15         $210             $15            $210

EMPLOYMENT AGREEMENTS

      The Company has entered into employment agreements with the Named Executive Officers on the terms and conditions described below.

KIRK K. MANDY

      Effective January 26, 2005, the Company entered into an employment agreement with Mr. Kirk K. Mandy with respect to his employment as interim President and Chief Executive Officer and, effective February 16, 2005, as full time President and Chief Executive Officer. This employment agreement was revised on May 24, 2007.

      Pursuant to the agreement, Mr. Mandy is entitled to receive an annual base salary in the amount of 534,894. Mr. Mandy's annual base salary is determined in Canadian dollars and set at CDN$550,000. He is also eligible to receive an annual incentive payment equal to 60% of his annual base salary or, at exceptional performance, 90% of his annual base salary, conditional upon the Board of Directors' assessment of the successful achievement by Mr. Mandy of specific target objectives in each fiscal year. The incentive payment objectives for each fiscal year are reviewed and finalized by the Compensation Committee and the Board of Directors within 60 days following the commencement of each fiscal year. Mr. Mandy's objectives for Fiscal 2009 are as follows:

      1.    Meet or exceed the Company's Fiscal 2009 earnings targets;

      2. Improve the Company's quality of earnings through continued focus on cost containment and margin expansion; and

      3.    Execute  the  Company's   strategic  plan,  deriving  an  increasing
            proportion of revenue from new product programs, while growing overall revenue.

      Mr. Mandy is also entitled to customary benefits and currently holds 2,240,000 options for Common Shares at exercise prices determined as follows:
20,000 options (all of which are currently exercisable) may be exercised at the market price (as defined in the Option Plan) of CDN$$5.10 in effect on February 6, 2003; 20,000 options (all of which are currently exercisable) may be exercised at the market price of CDN$5.36 in effect on January 29, 2004; 100,000 options (75,000 of which are currently exercisable) may be exercised at the market price of CDN$2.12 in effect on February 3, 2005; 750,000 options (562,500 of which are currently exercisable) may be exercised at the market price of CDN$2.26 in effect on February 24, 2005; 450,000 options (225,000 of which are currently exercisable) may be exercised at the market price of CDN$2.51 in effect on January 27, 2006; 450,000 options (112,500 of which are currently exercisable) may be exercised at the market price of CDN$2.49 in effect on February 6, 2007; and 450,000 options (none of which are currently exercisable) may be exercised at the market price of CDN$0.86 in effect on February 15, 2008. The options provide for equal annual vesting over a period of four years with first tranche vesting one year following their date of grant, and are otherwise governed by the terms and conditions of the Option Plan. (Canadian dollar amounts have been converted to United States dollars using the closing foreign exchange rate provided by the Bank of Canada on the date of grant).

      Mr. Mandy's employment agreement provides further that, in the event that the Company terminates his employment without legal grounds for which an employer is entitled to dismiss an employee without notice or compensation in lieu of notice, he will be entitled to the following termination package: (i) a lump sum payment equal to two times his annual base salary, (ii) a lump sum payment in lieu of incentive payment equal to two times his target annual bonus,
(iii) a payment of two years' regular annual contributions to an executive pension plan and (iv) continued group life and health benefits coverage until the earlier of two years following the date of termination or 30 days after he secures substantially similar replacement coverage through re-employment. In addition, Mr. Mandy will have a period of six months following the date of termination to exercise all stock options that will have vested up to the end of such exercise period.

SCOTT MILLIGAN

      On May 12, 2003, the Company entered into an employment agreement with Mr. Scott Milligan with respect to his employment as Senior Vice President, Finance and Chief Financial Officer. This employment agreement was revised on May 24, 2007.

      Pursuant to the agreement, Mr. Milligan is entitled to receive an annual base salary in the amount of 325,799. Mr. Milligan's base salary is determined in Canadian dollars and has been set at CDN$335,000 since Fiscal 2004. The change in the U.S. dollar equivalent of Mr. Milligan's base salary is due solely to foreign exchange fluctuations. He is also eligible to receive an annual incentive payment, conditional upon the successful achievement by Mr. Milligan of specific target objectives in each fiscal year, as follows: (i) if the objectives are achieved in full, the annual incentive payment will be equal to 50% of the annual base salary, and (ii) if the financial component of the objectives is exceeded, Mr. Milligan may earn up to 150% of his target incentive payment. The incentive payment objectives for each fiscal year are reviewed and finalized with the Board of Directors within 45 days following the commencement of each fiscal year. Mr. Milligan is also entitled to customary benefits and received an initial grant of options to purchase 50,000 Common Shares pursuant to the Option Plan. The options provide for equal annual vesting over a period of four years commencing one year following their date of grant, and are otherwise governed by the terms and conditions of the Option Plan.

      Mr. Milligan's employment agreement provides further that, in the event that the Company terminates his employment without legal grounds for which an employer is entitled to dismiss an employee without notice or compensation in lieu of notice, he will be entitled to the following termination package: (i) a lump sum payment equal to two times his then current annual base salary, (ii) a lump sum payment in lieu of incentive payment equal to two times his target annual incentive payment, (iii) a payment of two years' regular annual contributions to an executive pension plan, and (iv) continued group life and health benefits coverage until the earlier of one year following the date of termination or 30 days after he secures substantially similar replacement coverage through re-employment. In addition, Mr. Milligan will have a period of six months following the date of termination to exercise all stock options that vested up to the end of such exercise period.

DONALD MCINTYRE

      Mr. McIntyre was engaged by the Company, then known as Mitel Corporation, in March 1987 as Vice President, General Counsel and Secretary. His current position is Senior Vice President, Human Resources, General Counsel and
Secretary of the Company. Pursuant to his current employment agreement, Mr. McIntyre is entitled to receive an annual base salary of 325,799. His base salary is determined in Canadian dollars and has been set at CDN$335,000 since Fiscal 2004. The change in the U.S. dollar equivalent of Mr. McIntyre's base salary is due solely to foreign exchange fluctuations. Mr. McIntyre is also eligible to receive an annual incentive payment, conditional upon the successful achievement by Mr. McIntyre of specific target objectives in each fiscal year as follows: (i) if the objectives are achieved in full, the annual incentive payment will be equal to 50% of his annual base salary and (ii) if the financial component of the objectives is exceeded, Mr. McIntyre may earn up to 150% of his target incentive payment. The incentive payment objectives for each fiscal year are reviewed and finalized with the Board of Directors of the Company within 45 days following the commencement of each fiscal year.

      On January 12, 2000, the Board of Directors approved an executive termination agreement for Mr. McIntyre to be effective from that date. The agreement provides that in the event that the Company terminates Mr. McIntyre's employment without legal grounds for which an employer is entitled to dismiss an employee without notice or compensation in lieu of notice, he will be entitled to the following termination package: (i) a lump sum payment equal to two times his then current annual base salary and annual target incentive payment, (ii) a payment of two years' regular annual contributions to an executive pension plan and (iii) continued group life and health benefits coverage during such two-year period. In addition, Mr. McIntyre will have a period of six months following the date of termination to exercise all stock options that will have vested up to the end of such exercise period.

HENRY PERRET

      Mr. Perret was the President and Chief Executive Officer of Legerity, Inc., which was acquired by the Company on August 3, 2007. Mr. Perret agreed to be employed by Zarlink for one year as Senior Vice President, Wired Communications to effect an orderly transition and integration of the business. On July 31, 2007, the Company entered into an employment agreement with Mr. Perret with respect to his employment as Senior Vice President and General Manager, Wired Communications for a term of one year.

      Pursuant to the agreement, Mr. Perret is entitled to receive a base salary in the amount of $350,000. He is also eligible to receive a bonus of up to 50% of his base salary conditional upon the successful achievement by Mr. Perret of specific target objectives during the term of his agreement. The agreement also provides Mr Perret with the ability to earn a retention bonus of $350,000 as incentive to remain in the employ of the Company, payable after the completion of one year of employment (or earlier if Mr. Perret's employment is terminated by the Company without cause before the expiry of the term). Mr. Perret is also entitled to customary benefits.

      Mr. Perret's employment agreement provides further that, in the event that the Company terminates his employment without cause, as defined in the agreement, he will be entitled to (i) a lump sum payment equal to the amounts remaining (salary and bonus) for the balance of his one-year employment term, and (ii) a gross amount in cash, less statutory deductions, sufficient to pay for the remaining number of months of the one year employment term of insurance premiums in order to obtain life, health and dental insurance coverage at the same or similar premium basis and level that was available to him at the time of his termination.

STANLEY SWIRHUN

      On May 31, 2005, the Company entered into an employment agreement with Mr. Stanley Swirhun with respect to his employment as Senior Vice President and General Manager, Optical Communications.

      Pursuant to the agreement, Mr. Swirhun is entitled to receive an annual base salary in the amount of $275,000. He is also eligible to receive an annual incentive payment, conditional upon the successful achievement by Mr. Swirhun of specific target objectives in each fiscal year, as follows: (i) a target annual incentive of 50% of his annual base salary, and (ii) the possibility of earning up to 75% of his annual base salary in the case of exceptional performance. The incentive payment objectives for each fiscal year are reviewed and finalized with the Board of Directors of the Company within 60 days following the commencement of each fiscal year. Mr. Swirhun is also entitled to customary benefits.

      Mr. Swirhun's employment agreement provides further that, in the event that the Company terminates his employment without legal grounds for which an employer is entitled to dismiss an employee without notice or compensation in lieu of notice, he will be entitled to the following termination package: (i) a lump sum payment equal to one times his then current annual base salary, (ii) a lump sum payment in lieu of incentive payment equal to one times his average earned incentive payment over the previous three years or such shorter period if the period of employment is shorter than three years, and (iii) an amount equivalent to the Company's one-year cost of his current life, health and dental insurance coverage. In addition, Mr. Swirhun will have a period of six months following the date of termination to exercise all stock options that vested up to the end of such exercise period.

EQUITY COMPENSATION PLAN INFORMATION

      The following table provides information as of March 28, 2008 about the Common Shares that may be issued upon exercise of options, warrants and rights under all of the Company's equity compensation plans.

-------------------------------------------------------------------------------------------------------------
                                                                             Number of securities remaining
                          Number of securities to      Weighted-average       available for future issuance
                          be issued upon exercise      exercise price of        under equity compensation
                          of outstanding options,    outstanding options,      plans (excluding securities
  Plan Category             warrants and rights       warrants and rights     reflected in the first column)
-------------------------------------------------------------------------------------------------------------
Equity compensation             12,390,625                   $2.30                      2,071,688
plans approved by
securityholders(1)
-------------------------------------------------------------------------------------------------------------
Equity compensation                 N/A                       N/A                          N/A
plans not approved by
securityholders
-------------------------------------------------------------------------------------------------------------
Total                           12,390,625                   $2.30                      2,071,688
-------------------------------------------------------------------------------------------------------------

(1) For more information regarding the Option Plan, please refer to the section "Executive Compensation - 1991 Stock Option Plan for Key Employees and Non-Employee Directors".

COMPENSATION OF NON-EMPLOYEE DIRECTORS

      During the fiscal year ended March 28, 2008, each director who was not a salaried officer of the Company or its subsidiaries received an annual stipend of $9,752 and a director's fee of $1,950 for each meeting of the Board of Directors or any Committee thereof attended in person and for each day spent on the affairs of the Company or $1,219 for each telephone meeting of the Board of Directors and was reimbursed for his expenses. In addition, the Chairperson of each Committee of the Board of Directors received an annual fee of $5,851, with the exception of the Chairperson of the Audit Committee, who received an annual fee of $14,629. The Company pays the Chairperson of the Board of Directors, when such person is not an employee of the Company, an annual stipend of $97,523 (inclusive of Board and Committee meeting fees) and a per diem of $2,438 for attendance to Company business, to an annual maximum of $48,762. The Chairperson did not receive any per diem amount for attendance to Company business, at his request, for the 2nd half of the fiscal year ended March 28, 2008. The per diem portion of the Chairperson's compensation has been suspended indefinitely at the Chairperson's request until the Company returns to an acceptable level of profitability.

      The compensation of non-employee directors is fixed in Canadian dollars. Changes in compensation for non-employee directors from Fiscal 2007 to Fiscal 2008 were due solely to foreign exchange fluctuations. See note 1 under "Executive Compensation - Summary Compensation Table" for details on the foreign exchange fluctuations.

      The following table summarizes the aggregate number of unexercised options held by non-employee directors at May 30, 2008.

                                   Option Information for Non-Employee Directors

---------------------------------------------------------------------------------------------------------------------
                                                           Unexercised Options at May 30, 2008
                                     --------------------------------------------------------------------------------
Date of Grant                             Exercise Price                Exercisable               Unexercisable
---------------------------------------------------------------------------------------------------------------------
July 13, 2002                                CDN $7.15                     20,000                        0
---------------------------------------------------------------------------------------------------------------------
February 6, 2003(1)                          CDN $5.10                     80,000                        0
---------------------------------------------------------------------------------------------------------------------
May 14, 2003(1)                              CDN $6.68                     20,000                        0
---------------------------------------------------------------------------------------------------------------------
January 29, 2004(1)                          USD $4.04                     100,000                       0
---------------------------------------------------------------------------------------------------------------------
November 26, 2004                            USD $2.25                     15,000                      5,000
---------------------------------------------------------------------------------------------------------------------
February 24, 2005                            USD $1.83                     90,000                     30,000
---------------------------------------------------------------------------------------------------------------------
January 27, 2006                             USD $2.18                     60,000                     60,000
---------------------------------------------------------------------------------------------------------------------
February 6, 2007                             USD $2.11                     30,000                     90,000
---------------------------------------------------------------------------------------------------------------------
February 19, 2007                            USD $2.12                      5,000                     15,000
---------------------------------------------------------------------------------------------------------------------
November 12, 2007                            USD $1.16                        0                       20,000
---------------------------------------------------------------------------------------------------------------------
February 15, 2008                            USD $0.85                        0                       140,000
---------------------------------------------------------------------------------------------------------------------

(1) See "Executive Compensation - 1991 Stock Option Plan for Key Employees and Non-Employee Directors" for details on vesting periods.

INDEBTEDNESS OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR OFFICERS

      As of May 30, 2008, and at no time during Fiscal 2008, was any executive officer, director, employee or former executive officer, director or employee of the Company or any of its subsidiaries indebted to the Company or any of its subsidiaries (other than routine indebtedness). Furthermore, the Company has not provided any guarantee, support agreement, letter of credit or other similar arrangement or understanding in respect of any indebtedness (other than routine indebtedness) of any such person to any other person or entity.

DIRECTORS' AND OFFICERS' LIABILITY INSURANCE

      As at May 30, 2008, the Company had in force Directors' and Officers' Liability Insurance policies in the amount of $30,000,000 for the benefit of the directors and officers of the Company and its subsidiaries. The total amount of the premiums paid by the Company for the policies in effect for the fiscal year ended March 28, 2008 was $681,372. No portion of these premiums was paid by the directors and officers of the Company. The policies do not provide for a deductible for any loss in connection with a claim against a director or an officer. For claims brought against the Company, a deductible of $1,000,000 applies.

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

      The Board of Directors and the Company's management are committed to the highest standard of corporate governance, and the Company has had standards in place for many years. The Nominating and Corporate Governance Committee and the Board of Directors review the Company's governance standards periodically and at least annually and revise them when necessary to respond to changing regulatory requirements and evolving best practices. The Company's principal objective in directing and managing its business and affairs is to enhance shareholder value. The Company believes that effective corporate governance improves corporate performance and benefits all shareholders.

      The Canadian Securities Administrators ("CSA") published on April 15, 2005 National Policy 58-201 - Corporate Governance Guidelines and National Instrument 58-101 - Disclosure of Corporate

Governance Practices which prescribe corporate governance guidelines (the "Governance Guidelines") and related detailed disclosure, which came into force on June 30, 2005. Previously, in March 2004, the CSA rules relating to audit committees and certification of financial disclosure came into force ("CSA Audit Committee Rules").

      The Board of Directors of the Company believes that the Company is fully compliant with the Governance Guidelines. The Company's corporate governance practices are compared with the Governance Guidelines in Schedule C hereto. As the Company complies with the NYSE corporate governance rules (the "NYSE Rules") regarding the role and composition of the Audit Committee, the Company is exempt from compliance with the CSA Audit Committee Rules.

      As the Common Shares are registered in the United States, the Company is subject to certain provisions of the United States Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley Act") and the rules and regulations ("SEC Rules") of the SEC. Moreover, as the Common Shares are listed on the NYSE, it is subject to the NYSE Rules.

      Although there are certain differences between the corporate governance practices of the Company, which is a foreign private issuer under the SEC Rules, and those required of a domestic company under the NYSE Rules, we do not believe that any of these differences are significant. The differences in corporate governance practices are set forth in Schedule D hereto.

      The Governance Guidelines, which are not mandatory, define a director as independent if he or she has no direct or indirect material relationship with the Company. The Governance Guidelines recommend and the NYSE Rules require that a majority of the board be "independent". Independence is defined under the Governance Guidelines and the NYSE Rules to mean the board has affirmatively determined that the director has no material relationship with the Company which could be reasonably expected to interfere with the exercise of a member's independent judgment. The Governance Guidelines and the NYSE Rules deem certain relationships to be indicative of non-independence. The NYSE Rules also require that all audit committee members meet additional independence standards, including not accepting, directly or indirectly, any consulting or other compensatory fee and not being an affiliate of the Company.

      The Board of Directors has reviewed the Governance Guidelines and NYSE Rules and has individually considered their respective interests in and relationships with the Company. As a consequence, the Board of Directors has determined that, on a rigorous application of these definitions, the Board is composed of seven "independent" directors out of eight board members. The CEO of the Company, Kirk K. Mandy, is the only director not considered to be an "independent" director.

      The NYSE Rules require that all of audit committee members be independent and financially literate, as defined by such rules. The Company is also required, under the Sarbanes-Oxley Act and SEC Rules, to disclose whether it has an audit committee financial expert (within the meaning of such rules) serving on its audit committee. The Board of Directors has reviewed the independence of each member of the Audit Committee, as well as the education and experience of each member of the Audit Committee relevant to the performance of his duties on the Audit Committee and has determined that all Audit Committee members are independent and financially literate and that Hubert T. Lacroix, Chairperson of the Audit Committee, and J. Spencer Lanthier, a member of the Audit Committee, are the audit committee financial experts.

      The Board of Directors has approved a detailed set of internal corporate governance policies including mandates for the Board of Directors and its committees and a Code of Ethics and Business

Conduct. These policies are described in detail in Schedule C hereto and are available in their entirety at the Company's website at www.zarlink.com.

      The  Board  of  Directors   continues  to  monitor  changes  to  corporate
governance rules and best practices and to take appropriate action, including, as appropriate, the adoption of voluntary policies and procedures.

      A brief summary of the education and/or experience of each member of the Audit Committee that is relevant to the performance of his responsibilities as a member of the Committee is set out below.

AUDIT COMMITTEE MEMBERS

Relevant Education and Experience

      Hubert T. Lacroix has a BCL (1976) and a MBA (1981) from McGill University and has been a member of the Quebec Bar since 1977. Mr. Lacroix has been President and Chief Executive Officer of Canadian Broadcasting Corporation / Radio-Canada ("CBC") since January 1, 2008. From February 1, 2000 to May 2, 2003, he served as Executive Chairman of the Board of Telemedia Corporation as well as Executive Chairman of the Board of Directors of its affiliated companies. Mr. Lacroix is Chairman of the Board of SFK Pulp Fund and a member of its audit committee.

      Mr. Lacroix has acquired a good understanding of the accounting principles used to prepare financial statements, in general, resulting from his legal practice specializing in business law and the positions held with CBC and Telemedia Corporation as well as the experience acquired as a member of audit committees for several public and private corporations over a period of nearly 20 years. This experience allows him to understand the accounting principles used by the Company in preparing its financial statements and to evaluate, in general, the application of accounting principles as they relate to the accounting of the Company's estimates, accounts receivable, accounts payable and reserves. Moreover, he has an excellent understanding of the procedures regarding the disclosure of financial information.

      J. Spencer Lanthier was the Chairman and Chief Executive Officer of KPMG Canada from 1993 to 1999 and Vice-Chairman from 1989 to 1993. He also served as a member of the KPMG International Executive Committee and Board. Mr. Lanthier was awarded his F.C.A. designation by the Institute of Chartered Accountants of Ontario in 1982 and served as a partner of KPMG Canada from 1972 until his retirement in 1999. He received the Award of Outstanding Merit from the Institute of Chartered Accountants of Ontario in 2001. Mr. Lanthier also serves as a director on the Board of Directors of several public companies.

      As a result of his accounting background and active practice as a certified public accountant for over 27 years, Mr. Lanthier has developed a high level of financial expertise. Mr. Lanthier has experience in preparing, auditing, analyzing or evaluating financial statements that present a certain breadth and level of complexity of accounting issues and has actively supervised persons engaged in performing similar functions.

      Jules Meunier has served as President and CEO of Proquent Systems Inc. and President of Nortel Network's Wireless Network division. He is also a director and a member of the audit committee of Spectrum Signal Processing. In such capacities, Mr. Meunier has acquired accounting and related financial management expertise and general financial literacy. Mr. Meunier has also actively supervised persons engaged in preparing, auditing, analyzing or evaluating financial statements. Mr. Meunier holds a Bachelor of Science degree in Mathematics and Computer Science from the University of Ottawa.

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including internal control systems. In fulfilling its oversight responsibilities, the Audit Committee reviews the audited financial statements contained in the Annual Report with management. This review involves a discussion of the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosure in the financial statements.

      The Audit Committee also reviews the audited financial statements with the independent auditors, who are responsible for expressing an opinion on the conformity of such financial statements with generally accepted accounting principles, their view as to the quality, and not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed by Statement on Auditing Standards No. 61, as amended (Communications with Audit Committees) and under generally accepted auditing standards. In addition, the Audit Committee discusses with the independent auditors the auditors' independence from management and the Company, and such other matters contained in the written disclosure required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and considers the compatibility of non-audit services with the auditors' independence.

      The Audit Committee discusses the overall scope and plan for the annual audit with the Company's independent auditors. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

      The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax and other services performed by the independent auditor. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it.

      For a full description of the Audit Committee responsibilities, please review Schedule E, the Audit Committee Charter, attached to this Circular.

      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 20-F for Fiscal 2008 for filing with the SEC and all other applicable regulatory authorities and the Board of Directors has approved such financial statements.

Hubert T. Lacroix
J. Spencer Lanthier
Jules Meunier

June 4th, 2008

AUDIT AND OTHER FEES

      The fees billed to the Company by its auditors in Fiscal 2008 and Fiscal 2007 are summarized in the table below.

--------------------------------------------------------------------------------
                                      Deloitte & Touche(3)       Ernst & Young

       FEES                               FISCAL 2008             FISCAL 2007

--------------------------------------------------------------------------------
Audit services(1)                         $1,191,000                $750,000

--------------------------------------------------------------------------------
Audit-related services(2)                   $78,000                 $13,000

--------------------------------------------------------------------------------
Tax services                                  Nil                   $185,000

--------------------------------------------------------------------------------
Non-audit services                            Nil                   nil

--------------------------------------------------------------------------------
Total Fees(1):                            $1,269,000                $948,000

--------------------------------------------------------------------------------
(1) These fees included fees for the audit of the consolidated financial statements and other services performed such as statutory audits and quarterly reviews. In Fiscal 2008, these fees include incremental costs of approximately $400,000 for audit of internal control over financial reporting (SOX) and approximately $180,000 relating to the acquisition of Legerity, Inc. and the Swindon foundry sale.
(2) These fees included fees for the Canadian Public Accountability Board in Fiscal 2008.
(3) Deloitte fees were converted to United States dollars from Canadian dollars using the Fiscal 2008 average exchange rate of $0.972534.

      Based on a review of these services and of the fees billed by Deloitte, the Audit Committee has concluded that Deloitte is independent with respect to the Company.

      Representatives of Deloitte are expected to be present at the Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

NORMAL COURSE ISSUER BID

      On May 22, 2008, the TSX accepted the Company's Notice of Intention (the "Notice") to Make a Normal Course Issuer Bid (the "Bid"). In the Notice, the Corporation stated its intention to repurchase up to 12,272,384 Common Shares, representing approximately 10% of its public float of Common Shares as of May 20, 2008. The Company intends to repurchase Common Shares under the Bid using available cash during a 12-month period from May 26, 2008 to May 25, 2009.

      The timing and exact number of Common Shares purchased under the bid will be at the Company's discretion, will depend on market conditions, and may be suspended or discontinued at any time. All shares purchased by the Company under the Bid will be cancelled.

      Purchases under the bid will be made at the prevailing market price through the facilities of the TSX. The average daily trading volume of the Company over the six complete calendar months preceding the filing of the Notice was 411,976 Common Shares (the "ADTV"). Under TSX rules, the Company may purchase up to 25% of the ADTV (or 102,994 Common Shares) per trading day. Once a week, in excess of the daily repurchase limit, the Company may purchase a block of Common Shares not owned by an insider (i) having a purchase price of $200,000 or more, (ii) of at least 5,000 Common Shares with a purchase price of at least $50,000, or (iii) of at least 20 board lots of Common Shares which total 150% or more of the ADTV. To the knowledge of the Company, after reasonable inquiry, no director, senior officer or any of their associates, or any person acting jointly or in concert with the Company, intends to sell Common Shares under the Bid.

SHAREHOLDERS' PROPOSALS

      Proposals of holders of common shares intended to be presented at the next Annual Meeting must be received by the Company, c/o Donald G. McIntyre, Secretary, Zarlink Semiconductor Inc., 400 March Road, Ottawa, Ontario, Canada K2K 3H4, no later than March 6, 2009 for inclusion in the Company's Management Proxy Circular and form of proxy relating to that meeting. It is recommended that proposals be delivered to the Company by registered mail.

OTHER MATTERS

      The information contained herein is given as of May 30, 2008. Management of the Company knows of no amendment of the matters referred to in the Notice of Meeting. However, if any amendment, variation or other business should properly be brought before the Meeting, the accompanying Form of Proxy confers discretionary authority upon the persons named therein to vote upon any amendment or variation of the matters referred to in such notice or on such other business in accordance with their best judgment.

ADDITIONAL INFORMATION

      Financial information is provided in the Company's annual audited financial statements and any interim financial statements submitted subsequent to the filing of the most recent annual financial statements and the
Management's Discussion and Analysis ("MD&A") included in those statements. Copies of the Company's financial statements and related MD&A are available upon request from the Company's Corporate Secretary as well as on the Company's website. Additional information relating to the Company is also available on SEDAR at www.sedar.com and on EDGAR at www.sec.gov.

DIRECTORS' APPROVAL

      The contents and sending of this Circular have been approved by the Board of Directors of the Company.

      Dated this 4th day of June 2008.

      /s/ Donald G. McIntyre
      ----------------------
      Donald G. McIntyre
      Corporate Secretary
      Ottawa, Ontario, Canada

                                  SCHEDULE "A"

           PROPOSED RESOLUTION TO APPROVE THE AMENDMENT TO THE BY-LAWS

                           ZARLINK SEMICONDUCTOR INC.
                                 (the "Company")

                                RESOLUTION OF THE
                           SHAREHOLDERS OF THE COMPANY
                                  July 23, 2008

                                   ----------

RESOLVED, as an ordinary resolution, that:

1. the  amendment to By-Law No. 16 of the Company  consisting in the deletion of
Section 7.03 thereof and its replacement with the following, be and is hereby confirmed and approved:

      "7.03 Registration of Transfer. Subject to the provisions of the Act, no transfer of shares shall be registered in a securities register except:
      (i) upon presentation of the certificate representing such shares with an endorsement which complies with the Act made thereon or delivered therewith duly executed by an appropriate person as provided by the Act, together with such reasonable assurance that the endorsement is genuine and effective, or (ii) if the shares are held through a direct registration system (DRS) that enables persons to hold and transfer shares electronically directly on the books of the Corporation or its registrar and transfer agent, without the need for share certificates representing such shares, upon satisfaction of such conditions applicable to the transfer of shares on such DRS and such other conditions as may be approved by the board from time to time; and

2. any director or officer of the Company be and each of them is hereby authorized, to do such things and to execute and deliver all such documents that such director or officer may, in his discretion, determine to be necessary or useful in order to give full effect to the intent and purpose of this resolution.

                                  SCHEDULE "B"

           PROPOSED RESOLUTION TO REDUCE THE COMPANY'S STATED CAPITAL

                           ZARLINK SEMICONDUCTOR INC.
                                 (the "Company")

                                RESOLUTION OF THE
                           SHAREHOLDERS OF THE COMPANY
                                  July 23, 2008

                                   ----------

      WHEREAS there are no reasonable grounds for believing that the Company, after the reduction of its stated capital from US$479,000,000 to US$149,000,000, will be unable to pay its liabilities as they become due or that the realizable value of the Company's assets will thereby be less than the aggregate of its liabilities.

      RESOLVED, as a special resolution, that:

      1. the stated capital account maintained in respect of the common shares of the Company is hereby reduced from US$479,000,000 to US$149,000,000; and

      2. any director or officer of the Company be and each of them is hereby authorized to do such things and to execute and deliver all such documents that such director or officer may, in his discretion, determine to be necessary or useful in order to give full effect to the intent and purpose of this resolution.

                                  SCHEDULE "C"

                   STATEMENT OF CORPORATE GOVERNANCE PRACTICES

--------------------------------------------------------------------------------------------------------------------------
      Guidelines                                       Compliance                   Description of Approach
--------------------------------------------------------------------------------------------------------------------------
1.    Board of Directors                                  Yes         The  Board  of  Directors  is  composed  of  eight
                                                                      directors. The Governance Guidelines recommend and
(a)   Disclose the identity of directors who are                      the NYSE  Rules  require  that a  majority  of the
      independent.                                                    board  must  be   "independent".   The  Governance
                                                                      Guidelines  define a director as independent if he
                                                                      or  she  has no  material  relationship  with  the
                                                                      Company.   Independence   is  defined   under  the
                                                                      Governance  Guidelines  and the NYSE Rules to mean
                                                                      the board has  affirmatively  determined  that the
                                                                      director  has no  material  relationship  with the
                                                                      Company.  The  Governance  Guidelines and the NYSE
                                                                      Rules deem certain  relationships to be indicative
                                                                      of  non-independence.  The Board of Directors  has
                                                                      determined  that,  on a  rigorous  application  of
                                                                      these definitions,  the Board would be composed of
                                                                      seven  "independent"  directors out of eight board
                                                                      members,  namely Henry Simon,  Oleg Khaykin,  Adam
                                                                      Chowaniec, Hubert T. Lacroix, J. Spencer Lanthier,
                                                                      Jules Meunier and Dennis A. Roberson.

(b)   Disclose the  identity of directors  who are                    The President and Chief  Executive  Officer of the
      not independent,  and describe the basis for                    Company, Kirk K. Mandy, is the one director out of
      that determination.                                             eight on the Board of Directors not  considered to
                                                                      be an "independent" director.

(c)   Disclose  whether  or not a  majority  of the                   In  determining  whether  or  not  a  director  is
      directors are independent.                                      independent,  as  that  term  is  defined  in  the
                                                                      Governance  Guidelines  and the  NYSE  Rules,  the
                                                                      Board of Directors  considers  all relevant  facts
                                                                      applicable  to a director.  Based on the foregoing
                                                                      and on the information provided by directors as to
                                                                      their individual  circumstances  (see "Election of
                                                                      Directors"),  the Board has determined  that seven
                                                                      of  the  eight  Board  of  Directors  members  are
                                                                      independent. See Item 1(a) above.

(d)   Disclose  the  names  of  directors  who are                    This  information  is provided in each  director's
      directors of any other reporting  issuer and                    biography   under   the   heading   "Election   of
      the name of the reporting issuer.                               Directors" of this Circular.


(e)   Disclose  whether  or  not  the  independent                    The   independent   directors  meet  at  regularly
      directors hold regularly  scheduled meetings                    scheduled "executive sessions" without management.
      at  which   non-independent   directors  and                    The  Chairperson of the Board of Directors  chairs
      members of management are not in attendance.                    the executive sessions;  however, he may choose to
      If  the  independent   directors  hold  such                    defer to a Committee  Chairperson when the subject
      meetings,  disclose  the number of  meetings                    matter of the meeting  falls within the purview of
      held  since the  beginning  of the  issuer's                    a Board Committee.  The independent directors, led
      most recently completed financial year.                         by the  Chairperson  of the  Board  of  Directors,
                                                                      determine  the  frequency,  length  and agenda for
                                                                      executive   sessions.   An  executive  session  is
                                                                      scheduled  immediately  before  or after a regular
                                                                      Board of Directors meeting at least quarterly each
                                                                      year. At least four  executive  sessions were held
                                                                      during the course of the last fiscal year.

(f)   Disclose  whether  or not the  chair  of the                    The  Chairperson  of the Board of  Directors,  Dr.
      board  is an  independent  director.  If the                    Henry  Simon,  is  an  independent   director  and
      board has a chair or lead director who is an                    ensures that the Board of  Directors  can function
      independent director,  disclose the identity                    independently  of  management.  The  Chairperson's
      of the  independent  chair or lead director,                    primary role  includes  ensuring that the Board of
      and   describe   his   or   her   role   and                    Directors  functions  properly,  that it meets its
      responsibilities.                                               obligations and responsibilities, that it fulfills
                                                                      its   mandate  and  that  its   organization   and
                                                                      mechanisms   are  in   place   and   are   working
                                                                      effectively.  The  Chairperson's  responsibilities
                                                                      are to ensure that the Board of Directors meets on
                                                                      a  regular  basis and at least  quarterly  without
                                                                      management  present; in consultation with the CEO,
                                                                      to  establish a calendar  for holding  meetings of
                                                                      and setting  the  agendas for the  meetings of the
                                                                      Board  of  Directors  and  the  Shareholders;   to
                                                                      coordinate  the  schedule of meetings of the Board
                                                                      Committees  with  the  Chairpersons  of the  Board
                                                                      Committees;  to act  as  liaison  and to  maintain
                                                                      communication   with  all   directors   and  Board
                                                                      Committee Chairpersons to optimize and co-ordinate
                                                                      input   from    directors,    and   to    optimize
                                                                      effectiveness  of the Board of Directors and Board
                                                                      Committees;  to ensure that the Board of Directors
                                                                      receives  adequate  and regular  updates  from the
                                                                      President  and CEO on all issues  important to the
                                                                      welfare  and  future of the  Company;  and to meet
                                                                      periodically  with  the CEO and the  Secretary  to
                                                                      optimize  his  liaison   function  and  to  ensure
                                                                      efficient communication between management and the
                                                                      Board of Directors. A copy of the role description
                                                                      for the  Chairperson of the Board of Directors can
                                                                      be   found   on   the    Company's    website   at
                                                                      www.zarlink.com.

(g)   Disclose  the  attendance   record  of  each                    Each  director's  attendance at Board of Directors
      director for all board  meetings  held since                    meetings   is   disclosed   under   "Election   of
      the beginning of the most recently completed                    Directors"  and  each  director's   attendance  at
      financial year.                                                 Committee meetings is disclosed under "Election of
                                                                      Directors - Independence and Board Committees".
--------------------------------------------------------------------------------------------------------------------------
2.    Board Mandate                                       Yes

      Disclose  the  text of the  board's  written                    The   mandate  of  the  Board  of   Directors   is
      mandate.                                                        reproduced  under  Schedule F to this Circular and
                                                                      can  also be  found on the  Company's  website  at
                                                                      www.zarlink.com.
--------------------------------------------------------------------------------------------------------------------------
3.    Position Descriptions                               Yes

(a)   Disclose   whether  or  not  the  board  has                    The  Board  of  Directors  has  developed  written
      developed written position  descriptions for                    position  descriptions  for the Chairperson of the
      the chair of the board and the chair of each                    Board of  Directors  (see item 1(f) above) as well
      board committee.                                                as for each  Committee  Chair.  A copy of the role
                                                                      description  for the  Chairperson of the Board and
                                                                      for  the  Committee  Chairs  can be  found  on the
                                                                      Company's website at www.zarlink.com.

(b)   Disclose  whether  or not the  board and CEO                    The Board of  Directors  has  developed  a written
      have    developed    a   written    position                    position  description  for the CEO  under the name
      description for the CEO.                                        "Terms  of  Reference  for  the  Chief   Executive
                                                                      Officer" and can be found on the Company's website
                                                                      at www.zarlink.com.
--------------------------------------------------------------------------------------------------------------------------

4.    Orientation and Continuing Education                Yes

(a)   Briefly  describe  what  measures  the board                    The Board of Directors  considers  that  orienting
      takes to orient new members regarding:                          and   educating  new  directors  is  an  important
                                                                      element   of   ensuring   responsible    corporate
      (i)   the role of the board,  its committees                    governance.   In  addition  to  having   extensive
            and its directors, and                                    discussions  with the  Chairperson of the Board of
                                                                      Directors  and the  President and CEO with respect
      (ii)  the  nature  and   operation   of  the                    to the business and  operations of the Company,  a
            issuer's business.                                        new director receives a record of public and other
                                                                      information   concerning  the  Company  and  prior
                                                                      minutes  of  recent   meetings  of  the  Board  of
                                                                      Directors and applicable  committees.  The details
                                                                      of  the  orientation  of  each  new  director  are
                                                                      tailored to that director's  individual  needs and
                                                                      areas of interest.

(b)   Briefly describe what measures,  if any, the                    The Board of Directors is responsible for ensuring
      board takes to provide continuing  education                    that an appropriate  continuing  education program
      for its directors.                                              is made  available to all  directors.  Educational
                                                                      presentations   are   provided  at  the  Board  of
                                                                      Directors meetings from time to time. In addition,
                                                                      all   directors   receive  from  the  CEO  regular
                                                                      business  updates and are provided  with a copy of
                                                                      all CEO communications to employees.
--------------------------------------------------------------------------------------------------------------------------

5.    Ethical Business Conduct                            Yes

(a)   Disclose   whether  or  not  the  board  has                    All  of the  Company's  employees  (including  the
      adopted  a written  code for its  directors,                    senior executives) are subject to a Code of Ethics
      officers  and  employees.  If the  board has                    and Business Conduct, a copy of which is available
      adopted a written code:                                         on the Company's website at  www.zarlink.com.  The
                                                                      CEO, the CFO and the  Corporate  Controller of the
      (i)   disclose  how a person or company may                     Company must, in addition,  meet the standards and
            obtain a copy of the code;                                requirements of the  Supplementary  Code of Ethics
                                                                      and  Business  Conduct,  which can be found on the
                                                                      Company's website at www.zarlink.com.

      (ii)  describe   how  the   board   monitors                    Two direct email links posted on Zarlink's website
            compliance with its code; and                             to  the  Audit   Committee   Chairperson  and  the
                                                                      Chairperson  of  the  Board  of  Directors  permit
                                                                      employees   and  third   parties  to   communicate
                                                                      directly  with the Board of  Directors.  The Audit
                                                                      Committee  Chairperson is also copied  directly on
                                                                      all ad hoc  incident  and monthly  reports sent to
                                                                      the Company by  ReportLine,  a third party  ethics
                                                                      line provider to which employees and third parties
                                                                      may complain or report.

      (iii) provide  a   cross-reference   to  any                    The Board of Directors  has not granted any waiver
            material change report filed since the                    to its Code of Ethics and Business Conduct.
            beginning   of   the   issuer's   most
            recently completed financial year that
            pertains  to any conduct of a director
            or executive  officer that constitutes
            a departure from the code.

(b)   Describe  any other steps the Board takes to                    No material conflicts of interest were declared by
      ensure   directors   exercise    independent                    a director or an officer in Fiscal 2008 except (i)
      judgment  in  considering  transactions  and                    relating to the  discussion and  determination  of
      agreements in respect of which a director or                    compensation  matters  for the  CEO,  and (ii) any
      executive officer has a material interest.                      discussions  relating to ownership  of  10,000,000
                                                                      shares  of  Mitel  Networks  Corporation  and  any
                                                                      amendments  relating to put rights, as the CEO was
                                                                      a  member  of the  Board  of  directors  of  Mitel
                                                                      Networks Corporation when the decision to sell the
                                                                      Mitel  Networks  shares was made.  When there is a
                                                                      declaration of material conflict of interest,  the
                                                                      declarant is asked to immediately  leave the Board
                                                                      of Directors or Committee meeting for the duration
                                                                      of the  discussion,  and  not  participate  in any
                                                                      decision, relating to the transaction or agreement
                                                                      in  respect  of  which  he or she  has a  material
                                                                      interest.

(c)   Describe  any other steps the Board takes to                    The  Board  of  Directors  requires  employees  to
      encourage  and  promote a culture of ethical                    review  annually the Company's  Code of Ethics and
      business conduct.                                               Business Conduct and to sign acknowledgements that
                                                                      the employees  have read and  understood the Code.
                                                                      The Board also  requires  the CEO, the CFO and the
                                                                      Corporate  Controller  of the  Company  to  review
                                                                      annually  the  Supplementary  Code of  Ethics  and
                                                                      Business Conduct and sign an acknowledgement  that
                                                                      they have read and  understood  the  Supplementary
                                                                      Code.  The Board also provides  direct email links
                                                                      to the Audit Committee Chairperson and Chairperson
                                                                      of the Board of  Directors  and provides an ethics
                                                                      reporting  line hosted by a third party  provider,
                                                                      ReportLine   to  ensure   ease  of   communication
                                                                      directly  to the Board of  employee or third party
                                                                      complaints or reports relating to ethical business
                                                                      conduct.
--------------------------------------------------------------------------------------------------------------------------
6.    Nomination of Directors                             Yes

(a)   Describe  the  process  by which  the  board                    The Nominating and Corporate  Governance Committee
      identifies    new   candidates   for   board                    reviews  and  recommends  the  slate of  directors
      nomination.                                                     nominees to be proposed  annually  for election by
                                                                      the  shareholders,  considering  the  size  of the
                                                                      Board of Directors and the competencies and skills
                                                                      of proposed  nominees,  and  annually  reviews the
                                                                      composition  of the  Board  of  Directors  and its
                                                                      committees  to  determine  if the members meet the
                                                                      "independent"  director criteria of the Governance
                                                                      Guidelines and the NYSE Rules.

                                                                      When  considering  a  potential   candidate,   the
                                                                      Nominating and Corporate Governance Committee will
                                                                      take into  consideration  such factors as it deems
                                                                      appropriate, including the following:

                                                                      o     the   appropriate   size  of  the  Board  of
                                                                            Directors;

                                                                      o     the needs of the Company with respect to the
                                                                            particular  talents  and  experience  of its
                                                                            directors;

                                                                      o     the  knowledge,  skills  and  experience  of
                                                                            nominees, including experience at the policy
                                                                            making   level  in   technology,   business,
                                                                            finance,  administration  or public service,
                                                                            in light of prevailing business  conditions,
                                                                            the knowledge, skills and experience already
                                                                            possessed  by other  members of the Board of
                                                                            Directors and the highest

                                                                      professional and personal ethics and values;

                                                                      o     minimum individual qualifications, including
                                                                            strength  of  character,   mature  judgment,
                                                                            familiarity with the Company's  business and
                                                                            industry,  independence  of  thought  and an
                                                                            ability to work collegially;

                                                                      o     experience   with   accounting   rules   and
                                                                            practices;    o    appreciation    of    the
                                                                            relationship of our business to the changing
                                                                            needs of society; and

                                                                      o     the  desire  to  balance  the   considerable
                                                                            benefit  of  continuity  with  the  periodic
                                                                            injection of the fresh perspective  provided
                                                                            by new members.

                                                                      The Nominating and Corporate  Governance Committee
                                                                      will evaluate director  candidates  recommended by
                                                                      shareholders in light of the Committee's  criteria
                                                                      for   the   selection   of  new   directors.   Any
                                                                      shareholder recommendation of a director candidate
                                                                      should include the candidate's name,  biographical
                                                                      data and a detailed description of the candidate's
                                                                      qualifications  for  membership  on the  Board  of
                                                                      Directors,   and   should   be  sent  to   Zarlink
                                                                      Semiconductor   Inc.,  400  March  Road,   Ottawa,
                                                                      Ontario,   Canada  K2K  3H4,  Attention:   Company
                                                                      Secretary or can be  communicated  directly to the
                                                                      Chairperson   of  the   Board  of   Directors   by
                                                                      addressing  an e-mail  to  boardchair@zarlink.com.
                                                                      Any shareholder  recommendations must be submitted
                                                                      in sufficient  time for an appropriate  evaluation
                                                                      by the committee. However, if a shareholder wishes
                                                                      the  recommendation  of a potential  candidate  to
                                                                      constitute  a proposal  intended to be included in
                                                                      the Company's next year  circular,  it must follow
                                                                      the   procedure   set  forth   under  the  heading
                                                                      "Shareholders' Proposals" of this Circular.

                                                                      The Nominating and Corporate  Governance Committee
                                                                      will  periodically  assess the appropriate size of
                                                                      the Board of Directors,  and whether any vacancies
                                                                      on the  Board of  Directors  are  expected  due to
                                                                      retirement  or   otherwise.   In  the  event  that
                                                                      vacancies are anticipated, or otherwise arise, the
                                                                      Committee will consider  potential  candidates for
                                                                      director  who may  come to its  attention  through
                                                                      current   members  of  the  Board  of   Directors,
                                                                      shareholders or other persons.  The Company has in
                                                                      the past engaged  search firms to help identify or
                                                                      evaluate  or  assist  in   identifying   potential
                                                                      nominees.  The  candidates  will be  evaluated  at
                                                                      meetings   of   the   Nominating   and   Corporate
                                                                      Governance Committee, and may be considered at any
                                                                      point during the year.

(b)   Disclose  whether  or not  the  board  has a                    The Board of Directors has a nominating committee,
      nominating  committee  composed  entirely of                    the Nominating and Corporate Governance Committee,
      independent directors.                                          composed of three  independent  directors,  namely
                                                                      Dr. Henry Simon  (Chairperson),  Hubert T. Lacroix
                                                                      and J. Spencer Lanthier.

(c)   If the  board  has a  nominating  committee,                    The  mandate  of  the   Nominating  and  Corporate
      describe  the  responsibilities,  powers and                    Governance  Committee  is (i) to  conduct  the CEO
      operation of the nominating committee.                          candidate  identification and appointment process;
                                                                      (ii)  to  conduct  the  director   identification,
                                                                      evaluation,  selection and performance  assessment
                                                                      processes;  and (iii) to take the leadership  role
                                                                      in shaping  corporate  governance by establishing,
                                                                      amending and monitoring  the corporate  governance
                                                                      processes and practices of the Company,  including
                                                                      an  annual  review  that  members  of the Board of
                                                                      Directors    and   its    committees    meet   the
                                                                      "independent"  director criteria of the Governance
                                                                      Guidelines and the NYSE Rules.

                                                                      The  Committee  also has the mandate to review the
                                                                      compensation  of  directors  to  ensure  that  the
                                                                      compensation     realistically     reflects    the
                                                                      responsibilities  and  risk  involved  in being an
                                                                      effective  director.  A copy of the mandate of the
                                                                      Nominating and Corporate  Governance Committee can
                                                                      be   found   on   the    Company's    website   at
                                                                      ir.zarlink.com/corp_gov/nominating.htm.
--------------------------------------------------------------------------------------------------------------------------

7.    Compensation                                        Yes

(a)   Describe  the  process  by which  the  board                    The  process  by which  the Board  determines  the
      determines the compensation for the issuer's                    compensation  for  the  Company's   directors  and
      directors and officers.                                         officers is outlined  under  "Report on  Executive
                                                                      Compensation" included in this Circular.

(b)   The  process  by which the Board  determines                    The  Board  of   Directors   has  a   compensation
      the compensation for the Company's directors                    committee,  the  Compensation  and Human Resources
      and  officers is outlined  under  "Report on                    Development    Committee,    composed   of   three
      Executive  Compensation"  included  in  this                    independent   directors,   namely  Jules   Meunier
      Circular.  Disclose whether or not the board                    (Chairperson), Adam Chowaniec and Dennis Roberson.
      has  a   compensation   committee   composed
      entirely of independent directors.

(c)   Describe  the  responsibilities,  powers and                    The   mandate  of  the   Compensation   and  Human
      operation of the compensation committee.                        Resources  Development Committee is outlined under
                                                                      "Report on  Executive  Compensation"  included  in
                                                                      this  Circular.  A  copy  of  the  mandate  of the
                                                                      Compensation   and  Human  Resources   Development
                                                                      Committee can be found on the Company's website at
                                                                      www.zarlink.com.

(d)   If a compensation consultant or advisor has,                    In Fiscal 2006, the Compensation Committee engaged
      at  any  time  since  the  beginning  of the                    the Hay  Group  Consultants  (Toronto)  to  review
      issuer's most recently  completed  financial                    against  a  comparator   group  of   semiconductor
      year, been retained to assist in determining                    companies  the   compensation   of  directors  and
      compensation   for   any  of  the   issuer's                    executives  as well as option grants to directors,
      directors   and   officers,   disclose   the                    executives and employees.  In addition,  Hay Group
      identity  of the  consultant  or advisor and                    was  retained to assist  management  in the design
      briefly summarize the mandate for which they                    and operation of a 360(degree)  evaluation process
      have been  retained.  If the  consultant  or                    for executives.
      advisor  has been  retained  to perform  any
      other work for the company,  state that fact
      and briefly describe the nature of the work.
--------------------------------------------------------------------------------------------------------------------------
8.    Other Board Committees                              Yes

      If the board has standing  committees  other                    The  Board of  Directors  has one  other  standing
      than the audit,  compensation and nominating                    committee, the Executive Committee composed of Dr.
      committees,   identify  the  committees  and                    Henry Simon (Chairperson),  Hubert T. Lacroix, two
      describe their function.                                        independent directors, and Kirk K. Mandy,

                                                                      President  and CEO of the Company.  The mandate of
                                                                      the  Executive  Committee  is (when  the  Board of
                                                                      Directorsis not in session) to supervise,  control
                                                                      and manage the business and affairs of the Company
                                                                      and  exercise  all of the  powers  of the Board of
                                                                      Directors,  save and except  certain  powers which
                                                                      are exclusive to the Board of Directors. A copy of
                                                                      the  mandate  of the  Executive  Committee  can be
                                                                      found on the Company's website at www.zarlink.com.
--------------------------------------------------------------------------------------------------------------------------
9.    Assessments                                         Yes

      Disclose  whether  or  not  the  board,  its                    The Board has implemented  and reviews,  from time
      committees  and  individual   directors  are                    to  time,   a  process  to  annually   assess  the
      regularly  assessed  with  respect  to their                    effectiveness of the Board of Directors, the Board
      effectiveness    and    contribution.     If                    committees  and  individual  directors.  Annually,
      assessments    are   regularly    conducted,                    each director completes a questionnaire evaluating
      describe    the   process   used   for   the                    the   performance   of  the  Board  of   Directors
      assessments.                                                    generally.  In addition,  the  Chairperson  of the
                                                                      Board of Directors conducts one-on-one  interviews
                                                                      with each director in order to obtain  information
                                                                      regarding the effectiveness and performance of the
                                                                      Board  of  Directors,  and of each  member  of the
                                                                      Board of Directors.  The members of each committee
                                                                      also complete an evaluation questionnaire for each
                                                                      committee  on  which  they  sit,   which  is  then
                                                                      reviewed by the applicable  committee and reported
                                                                      to the  Board of  Directors.  The  Nominating  and
                                                                      Corporate  Governance  Committee  Chairperson also
                                                                      conducts one on one interviews with each member of
                                                                      the Board of  Directors in the  evaluation  of the
                                                                      performance of the Board Chairperson.  The results
                                                                      of all assessments are discussed with the Board of
                                                                      Directors and form the basis of recommendations to
                                                                      the Board of Directors  for change.  The last full
                                                                      Board of Directors and director performance review
                                                                      was completed by the Board of Directors on May 20,
                                                                      2008.
--------------------------------------------------------------------------------------------------------------------------

                                  SCHEDULE "D"

     New York Stock Exchange - Differences in Corporate Governance Practices

Compliance with NYSE Standards

Zarlink's corporate governance practices differ from those of the NYSE in only one way: the NYSE Standards require that the Compensation Committee determine and approve the Chief Executive Officer's compensation. While the Governance Guidelines require the Compensation Committee to determine the Chief Executive Officer's compensation, his or her compensation is approved by the Board upon the recommendation of the Compensation Committee. Zarlink believes that this variation in its corporate governance practices from those of the NYSE is not significant.

                                  SCHEDULE "E"

                             AUDIT COMMITTEE CHARTER

Appointment

The Audit Committee (the "Committee") is a standing committee of the Board of Directors (the "Board") hereby constituted with all the powers and duties conferred on it by the laws governing the Company and such powers and duties as may be conferred on it from time to time by resolution of the Board. The Board shall appoint at least three directors to serve on the Committee at the first meeting of the Board following each annual meeting of shareholders of the Company, to hold office, subject to paragraph 5 of the Qualifications, Powers and Procedures section, until the next annual shareholders' meeting.

Mandate

The Board has given the Committee the following mandate:

The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company. Each such registered public accounting firm shall report directly to the Committee. The Committee shall establish approval guidelines for any non-audit related work to be undertaken by the independent auditors.

1.    The Committee's purpose will be to assist the Board oversight of:

      i.    The integrity of the Company's financial statements;

      ii.   The Company's compliance with legal and regulatory requirements;

      iii.  The independent auditors' qualifications and independence;

      iv. The performance of the Company's internal control self-assessment committee and independent auditors; and

      v. The process for monitoring compliance with laws and regulations and with the Code of Ethics and Business Conduct.

2. The Committee shall:

      i. Review the significant accounting principles and management estimation processes incorporated in the Company's financial statements, including any changes in the Company's accounting principles or application thereof;

      ii. Review the results of assessments of the Company's internal controls including disclosure controls and procedures, and the steps adopted to correct significant internal control deficiencies, if any;

      iii. Oversee the work of the independent auditors, including (a) resolving disagreements between management and the independent auditors with respect to financial reporting and (b) reviewing the planned scope and approach of the independent audit and the areas of significant emphasis and the measures taken by management to deal with significant internal control deficiencies, if any. The
            Committee shall discuss with the independent auditors any difficulties encountered in the course of the audit work and any restrictions on the scope of activities or access to requested information.

      iv. Review the analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

      v. Review the effect of regulatory and accounting initiatives as well as off-balance sheet structures, if any, on the financial statements of the Company;

      vi. Discuss earnings press releases as well as financial information and earnings guidance provided to analysts and rating agencies;

      vii. Obtain and review a report by the Company's independent auditors describing:

            a.    The  independent  auditing  firm's  internal  quality  control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues;

            b. The results of the most recent SEC Peer Review and (when available) the practice inspection assessments conducted on behalf of the Public Accounting Oversight Board, and similar practice inspection assessments conducted on behalf of the Canadian Public Accountability Board; and

            c. All relationships between the Company and the independent auditor which would permit the Committee to assess the auditor's independence;

      viii. Discuss the annual audited financial statements and unaudited quarterly financial statements with management and the independent auditors including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and review related press releases, before such information is publicly disclosed;

      ix. Ensure that adequate procedures are in place for review of the Company's public disclosure of financial information extracted or derived from the Company's financial statements (other than (viii) above) and periodically assess the adequacy of such procedures;

      x.    Discuss   policies  with  respect  to  risk   assessment   and  risk
            management;

      xi. Meet separately, at least quarterly, with management, with the internal control self-assessment committee and with the independent auditors;

      xii. Review with the independent auditors any audit problems or difficulties and management's response to them;

      xiii. Set clear hiring policies for employees, partners or former employees or partners of the independent auditors;

      xiv. Establish procedures for the receipt, retention, processing and treatment of complaints regarding accounting, internal accounting controls, or auditing matters;

      xv. Establish procedures for the confidential, anonymous submission by employees and third parties of concerns regarding questionable accounting or auditing practices;

      xvi. Inquire of the appropriate personnel of the Company and the independent auditors as to any deviation from the established Code of Ethics and Business Conduct and Supplementary Code of Ethics and Business Conduct for Designated Executives and periodically review the policies covering such Codes;

      xvii. Review and evaluate the qualifications and performance of the lead audit partner and other relevant personnel of the auditors;

      xviii. Report regularly to the Board any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditors, or the performance of the internal control self-assessment committee;

      xix. Review and discuss with management and the independent auditor a) the annual audited financial statements, including disclosures made in management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company's Form 20-F and b) the Company's quarterly financial statements prior to the filing of its Form 6-K, including the results of the independent auditor's review of the quarterly financial statements;

      xx. Review and pre-approve all audit services and all permissible non-audit services to be performed by the independent auditors subject to the de minimis exception for non-audit services set forth in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934;

      xxi.    Annually   review  the  status  of  the  Company's   environmental
              compliance program;

      xxii. Review and discuss with management and the independent auditors any related party transaction (as defined in the rules of the U.S. Securities and Exchange Commission (SEC);

      xxiii. Prepare the report of the Committee to be included in the annual proxy circular or statement;

      xxiv. Review, with the Company's General Counsel, any legal matter that could have a significant impact on the Company's financial statements.

Delineation of Responsibilities

Management is responsible for preparing the Company's financial statements with all material disclosures such that they are complete, accurate and fairly present the information set forth in conformity with Generally Accepted Accounting Principles (GAAP) and all applicable rules and regulations. The independent auditor is responsible to provide an opinion, based on its audits, that the financial statements fairly present, in all material respects, the financial position of the Company, its results of operations and its cash flows in conformity with GAAP. The independent auditors report directly to the Audit Committee. The Audit Committee's role is one of oversight in line with its mandate.

Qualifications, Powers and Procedures

3. All members of the Committee shall be "independent" directors as defined by the listing guidelines of the New York Stock Exchange (NYSE) and applicable Canadian securities legislation, rules and policies. All members shall be financially literate and have relevant and practical business experience and competencies as determined by the Nominating and Corporate Governance Committee from time to time. At least one member shall be determined by the Board to be an audit committee "financial expert" as defined by the SEC.

4. Committee members shall not serve on three or more public company audit committees simultaneously unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve the shareholders' and Company's best interests. Any such determination shall be disclosed in the Company's annual proxy circular and annual report on Form 20-F.

5. Committee members are barred from accepting any consulting, advisory or other compensatory fee, directly or indirectly, from the Company or an affiliate of the Company, other than in the member's capacity as a member of the Board and any Board committee. This prohibition precludes payments to a spouse, a minor child or stepchild or a child or stepchild sharing the home with the member, as well as payments accepted by an entity in which a Committee member is a partner, member, officer or principal or occupies a similar position and which provides accounting, consulting, legal, investment banking, financial or other advisory services or any similar services to the Company. A Committee member shall not be an affiliated person of the Company or any subsidiary of the Company.

6. The Committee shall elect from its members a Chairperson. The Secretary shall be elected from its members, or shall be the Secretary, or the Assistant or Associate Secretary, of the Company.

7. Any member of the Committee may be removed or replaced at any time by the Board. A member shall cease to be a member of the Committee upon ceasing to be a director of the Company.

8. Meetings of the Committee shall be called by the Chairperson of the Committee and shall be held at least four times a year.

9. The times and places where meetings of the Committee shall be held and the procedures at such meetings shall be as determined, from time to time, by the Committee.

10. Notice of each meeting of the Committee shall be given to each member of the Committee. Subject to the following, notice of a meeting shall be given orally or by letter, telex, telegram, electronic mail, telephone facsimile transmission or telephone not less than 48 hours before the time fixed for the meeting. Notice of regular meetings need state only the day of the week or month, the place and the hour at which such meetings will be held and need not be given for each meeting. Members may waive notice of any meeting.

11. The Committee may invite from time to time such person as it may see fit to attend its meeting and to take part in discussion and consideration of the affairs of the Committee. However, any such persons invited may not vote at any meeting of the Committee.

12. A meeting of the Committee may be held by means of such telephonic, electronic or other communications facilities as permit all persons participating in the meeting to communicate adequately with each other during the meeting.

13. The majority of the Committee shall constitute a quorum for the purposes of conducting the business of the Committee. Notwithstanding any vacancy on the Committee, a quorum may exercise all of the powers of the Committee.

14. Any decision made by the Committee shall be determined by a majority vote of the Members of the Committee present. A member will be deemed to have consented to any resolution passed or action taken at a meeting of the Committee unless the member dissents.

15. A record of the minutes of, and the attendance at, each meeting of the Committee shall be kept. The approved minutes of the Committee shall be circulated to the Board forthwith.

16. The Committee shall report to the Board on all proceedings and deliberations of the Committee at the first subsequent meeting of the Board, and at such other times and in such manner as the Board or the By-laws of the Company may require or as the Committee in its discretion may consider advisable.

17. The Committee shall review annually its Mandate and all Guidelines, Procedures, Policies or other documents used by it in fulfilling its responsibilities.

18. The Committee shall assess performance of the Committee and each of its members on an annual basis in accordance with performance assessment guidelines provided by the Nominating and Corporate Governance Committee.

19. In the performance of its duties and responsibilities, the Committee shall have access to any and all books and records of the Company necessary for the execution of the Committee's obligations and may discuss with the officers and auditors of the Company such accounts, records, documents and other matters considered appropriate.

20. The Committee may retain, at the Company expense, such outside legal, accounting or other consultants and advisors as it deems necessary from time to time to fulfill its duties and responsibilities.

                                  SCHEDULE "F"

                                  BOARD MANDATE

Appointment

Directors are elected annually by the shareholders of the Company and together with those appointed to fill vacancies or appointed as additional directors throughout the year, collectively constitute the Board of Directors (the "Board") of the Company.

Mandate

The Board establishes the overall policies for the Company; monitors and evaluates the Company's strategic direction, and retains plenary power for those functions not specifically delegated by it to its Committees or to management. Accordingly, in addition to the duties of directors of a Canadian corporation as prescribed by statute, the mandate of the Board is to supervise the management of the business and affairs of the Company with a view to evaluate, on an ongoing basis, whether the Company's resources are being managed in a manner consistent with enhancing shareholder value, ethical considerations and corporate social responsibility. In order to better fulfill its mandate, the Board is responsible for, among other matters:

1. Selecting the Chairperson for the Board of Directors annually or as otherwise required;

2. Reviewing and approving, prior to the beginning of each fiscal year, the business plan, capital budget and financial goals of the Company as well as longer term strategic plans (taking into account the opportunities and risks of the business) prepared and elaborated by management and, throughout the year, monitoring the achievement of the objectives set;

3. Reviewing and approving all regulatory filings such as the Annual Report, Proxy Circular, Annual Information Form and Reports on Form 10-K, 10-Q and 8-K;

4. Ensuring that it is properly informed, on a timely basis, of all important issues (including environmental, cash management and business development issues) and developments involving the Company and its business environment;

5. Identifying, with management, the principal risks of the Company's business and the systems put in place to manage these risks as well as monitoring, on a regular basis, the adequacy of such systems;

6. Ensuring proper succession planning, including appointing, training and monitoring senior executives;

7. To the extent feasible, satisfying itself as to the integrity of the chief executive officer (the "CEO") and other senior officers and that the CEO and other senior officers create a culture of integrity throughout the organization;

8. Reviewing and ratifying the Compensation and Human Resources Development Committee's assessment of the performance of the senior executives;

9.    Adopting and enforcing good corporate governance practices and processes;

10.   Ensuring   proper   communication   with   shareholders,   customers   and
      governments;

11. Monitoring the efficiency and integrity of internal control and management information systems;

12. Assessing annually the performance of the CEO, the Board, its committees and each of its directors;

13. Recommending to shareholders, pursuant to the recommendation of the Audit Committee, the appointment of auditors and approving auditor compensation where authorized by shareholders;

14. Developing, with the CEO, a position description for the CEO and developing and approving the corporate goals and objectives that the CEO must meet;

15. Nominating or appointing directors, as appropriate, based on the advice of the Nominating and Corporate Governance Committee and considering the size of the Board and the competencies and skills of directors and proposed directors;

16. Ensuring the new directors receive comprehensive orientation to the Board and that an appropriate continuing education program is made available to all directors;

17. Ensuring that the compensation of directors realistically reflects the responsibilities and risk involved in being an effective director.

and has taken, when necessary, specific measures in respect of these items.

Long-term goals and strategies for the Company are developed as part of management's annual strategic planning process with the Board, which also includes the preparation of a detailed one-year operating plan. Through this process, led by the President and Chief Executive Officer and senior management of the Company, the Board adopts the operating plan for the coming financial year and monitors senior management's relative progress through a regular reporting and review process. The Board reviews on a quarterly basis the extent to which the Company has met the current year's operating plan.

Consistent with the Board's power to delegate management of the day-to-day operation of the Corporation's business, the Board exercises business judgment in establishing and revising guidelines for authorization of expenditures or other corporate actions, and these have been periodically reviewed with management.

The current  committee  structure  of the  Corporation  includes  the  following committees: Audit, Nominating and Corporate Governance, Executive and Compensation and Human Resources Development. The mandate of each standing committee is reviewed periodically by the Board with a view to delegating to committees the authority of the Board concerning specified matters appropriate to such committees. Such authorities are set forth in board resolutions or bylaws pertaining to the charters of board committees.

The Board has put policies in place to ensure effective, timely and non-selective communications between the Company, its stakeholders and the public. The Board, or the appropriate committee thereof, reviews the content of the Company's major communications to shareholders and the investing public, including the quarterly and annual reports, and approves the proxy circular, the annual information form and any prospectuses that may be issued. The disclosed information is released through mailings to shareholders, news wire services, the general media and a home page on the internet.

Qualifications and Procedures

At least twenty-five percent of the directors shall be "resident Canadians" as defined by the Canada Business Corporations Act and a majority of the directors shall be "independent" as defined by the listing guidelines of the New York Stock Exchange (NYSE) and applicable Canadian securities legislation, rules and policies. The Board shall review and affirmatively determine the "independent" status of each director.

These percentages also apply to director attendance at any Board meetings.

The independent directors shall meet at regularly scheduled executive sessions at least quarterly without management present. If the Chairperson of the Board is an "independent" director, he/she will preside over the executive sessions of the Board. Otherwise, the independent directors shall designate and publicly disclose the name of the independent director who will preside at the executive sessions.

The Board may retain such outside consultants and advisors (at Company expense),
as  it  deems   necessary   from  time  to  time  to  fulfill   its  duties  and
responsibilities.

The Board's operational procedures are set out in By-Law No. 16 of the Company as amended from time to time.